================================================================================
                                                                       Exhibit 4
                                                                       ---------

                                CREDIT AGREEMENT


                                     among

                                 AMETEK, INC.,


                         VARIOUS LENDING INSTITUTIONS,

                               BANK OF MONTREAL,

                             CORESTATES BANK, N.A.

                                      and

                        PNC BANK, NATIONAL ASSOCIATION,
                                 AS CO-AGENTS,

                                      and

                           THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT



                         -----------------------------

                          Dated as of August 2, 1995
                                      and
                 Amended and Restated as of September 12, 1996


                         -----------------------------

                                 $195,000,000


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----


SECTION 1.  Amount and Terms of Credit.................................   1
     1.01  Commitments.................................................   1
     1.02  Minimum Borrowing Amounts, etc. ............................   2
     1.03  Notice of Borrowing of Revolving Loans......................   2
     1.04  Competitive Bid Borrowings..................................   3
     1.05  Disbursement of Funds.......................................   6
     1.06  Notes; Register.............................................   7
     1.07  Conversions.................................................   7
     1.08  Pro Rata Borrowings.........................................   8
     1.09  Interest....................................................   8
     1.10  Interest Periods............................................   9
     1.11  Increased Costs, Illegality, etc............................  10
     1.12  Compensation................................................  13
     1.13  Change of Lending Office....................................  14
     1.14  Replacement of Banks........................................  14
     1.15  Limitation on Additional Amounts, etc.......................  15

SECTION 2.  Letters of Credit..........................................  16
     2.01  Letters of Credit...........................................  16
     2.02  Letter of Credit Participations.............................  18
     2.03  Letter of Credit Requests; Notices of Issuance..............  20
     2.04  Agreement to Repay Letter of Credit Drawings................  21
     2.05  Increased Costs.............................................  21
     2.06  Indemnification.............................................  22

SECTION 3.  Fees; Commitments..........................................  22
     3.01  Fees........................................................  22
     3.02  Voluntary Reduction of Commitments..........................  23
     3.03  Mandatory Adjustments of Commitments........................  24

SECTION 4.  Payments...................................................  24
     4.01  Voluntary Prepayments.......................................  24
     4.02  Mandatory Prepayments.......................................  25
              (A)  Requirements........................................  25
              (B)  Application.........................................  27
     4.03  Method and Place of Payment.................................  28
     4.04  Net Payments................................................  28

SECTION 5.  Conditions Precedent.......................................  30

                                      (i)

                                                                               Page
                                                                               ----
     5.01  Conditions Precedent to Loans on the Restatement Effective Date.....  30
              (a)  Execution of Agreement; Notes...............................  31
              (b)  Officer's Certificate.......................................  31
              (c)  Corporate Documents; Proceedings; Officers' Certificates....  31
              (d)  Opinions of Counsel.........................................  31
              (e)  Original Credit Agreement...................................  31
              (f)  Approvals...................................................  32
              (g)  Subsidiary Guaranty.........................................  32
              (h)  Insurance Policies..........................................  32
              (i)  Employee Benefit Plans; Collective Bargaining
                      Agreements; Management Agreements; Employment
                      Agreements, etc..........................................  32
              (j)  Payment of Fees.............................................  34
              (k)  Adverse Change..............................................  34
              (l)  Litigation..................................................  34
     5.02  Conditions Precedent to All Credit Events...........................  35
              (a)  No Default; Representations and Warranties..................  35
              (b)  Notice of Borrowing; Notice of Competitive Bid
                      Borrowing; Letter of Credit Request......................  35

SECTION 6.  Representations, Warranties and Agreements.........................  36
     6.01  Corporate Status....................................................  36
     6.02  Corporate Power and Authority.......................................  36
     6.03  No Violation........................................................  36
     6.04  Litigation..........................................................  37
     6.05  Use of Proceeds.....................................................  37
     6.06  Governmental Approvals..............................................  37
     6.07  Investment Company Act..............................................  37
     6.08  Public Utility Holding Company Act..................................  38
     6.09  True and Complete Disclosure........................................  38
     6.10  Financial Condition; Financial Statements...........................  38
     6.11  Tax Returns and Payments............................................  39
     6.12  Compliance with ERISA...............................................  40
     6.13  Subsidiaries........................................................  41
     6.14  Patents, etc........................................................  41
     6.15  Compliance with Statutes; Environmental Matters, etc................  41
     6.16  Properties..........................................................  42
     6.17  Labor Relations; Collective Bargaining Agreements...................  42
     6.18  Indebtedness........................................................  43
     6.19  Restrictions on Subsidiaries........................................  43
     6.20  Transaction.........................................................  43
     6.21  Insurance...........................................................  44

                                     (ii)

                                                                               Page
                                                                               ----

     6.22  Senior Notes........................................................  44
     6.23  Interest Rate Protection Agreements.................................  44

SECTION 7.  Affirmative Covenants..............................................  44
     7.01  Information Covenants...............................................  44
               (a)  Annual Financial Statements................................  44
               (b)  Quarterly Financial Statements.............................  45
               (c)  Budgets; etc...............................................  45
               (d)  Officer's Certificates.....................................  46
               (e)  Notice of Default or Litigation............................  46
               (f)  Auditors' Reports..........................................  46
               (g)  Environmental Matters......................................  47
               (h)  Other Information..........................................  48
     7.02  Books, Records and Inspections......................................  48
     7.03  Payment of Taxes....................................................  48
     7.04  Corporate Franchises................................................  49
     7.05  Compliance with Statutes, Environmental Laws, etc...................  49
     7.06  ERISA...............................................................  50
     7.07  Good Repair.........................................................  51
     7.08  End of Fiscal Years; Fiscal Quarters................................  51
     7.09  Maintenance of Property; Insurance..................................  51
     7.10  Performance of Obligations..........................................  51
     7.11  Use of Proceeds.....................................................  52
     7.12  Ownership of Subsidiaries...........................................  52
     7.13  Foreign Subsidiaries Guaranty.......................................  52
     7.14  Senior Notes Change of Control......................................  52

SECTION 8.  Negative Covenants.................................................  52
     8.01  Consolidation, Merger, Sale or Purchase of Assets, etc..............  53
     8.02  Liens...............................................................  58
     8.03  Indebtedness........................................................  60
     8.04  Limitation on the Creation of Subsidiaries..........................  64
     8.05  Advances, Investments and Loans.....................................  64
     8.06  Dividends, etc......................................................  66
     8.07  Transactions with Affiliates........................................  67
     8.08  Changes in Business.................................................  68
     8.09  Fixed Charge Coverage Ratio.........................................  68
     8.10  Leverage Ratio......................................................  68
     8.11  Consolidated Indebtedness to Consolidated EBITDA....................  68
     8.12  Limitation on Voluntary Payments and Modifications of
               Indebtedness; Modification of Certificate of Incorporation......  68
     8.13  Limitations on Issuance of Capital Stock............................  69

                                     (iii)

                                                                                Page
                                                                                ----

     8.14  Limitation on Restrictions Affecting Subsidiaries....................  69

SECTION 9.  Events of Default...................................................  70
     9.01  Payments.............................................................  70
     9.02  Representations, etc.................................................  70
     9.03  Covenants............................................................  70
     9.04  Default Under Other Agreements.......................................  70
     9.05  Bankruptcy, etc......................................................  70
     9.06  ERISA................................................................  71
     9.07  Subsidiary Guaranty..................................................  71
     9.08  Judgments............................................................  72
     9.09  Change of Control....................................................  72

SECTION 10.  Definitions........................................................  72

SECTION 11.  The Administrative Agent, Co-Agents, etc........................... 102
    11.01  Appointment.......................................................... 102
    11.02  Delegation of Duties................................................. 103
    11.03  Exculpatory Provisions............................................... 103
    11.04  Reliance by the Administrative Agent................................. 103
    11.05  Notice of Default.................................................... 104
    11.06  Non-Reliance on Administrative Agent, Co-Agents and Other Banks...... 104
    11.07  Indemnification...................................................... 105
    11.08  Individual Capacity.................................................. 105
    11.09  Resignation; Successors.............................................. 106
    11.10  Holders.............................................................. 106

SECTION 12.  Miscellaneous...................................................... 106
    12.01  Payment of Expenses, etc............................................. 106
    12.02  Right of Setoff...................................................... 108
    12.03  Notices.............................................................. 108
    12.04  Benefit of Agreement................................................. 108
    12.05  No Waiver; Remedies Cumulative....................................... 110
    12.06  Payments Pro Rata.................................................... 110
    12.07  Calculations; Computations........................................... 111
    12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION;
              VENUE; TRIAL BY JURY.............................................. 112
    12.09  Counterparts......................................................... 113
    12.10  Effectiveness........................................................ 113
    12.11  Headings Descriptive................................................. 114
    12.12  Amendment or Waiver.................................................. 114
    12.13  Survival............................................................. 115

                                     (iv)

                                                                           Page
                                                                           ----
     12.14  Domicile of Loans.............................................. 116
     12.15  Confidentiality................................................ 116
     12.16  Addition of New Banks.......................................... 116

SCHEDULE I    -  Commitments
SCHEDULE II   -  Real Property
SCHEDULE III  -  Insurance
SCHEDULE IV   -  Projections
SCHEDULE V    -  Subsidiaries
SCHEDULE VI   -  Collective Bargaining Agreements
SCHEDULE VII  -  Permitted Existing Indebtedness
SCHEDULE VIII -  Permitted Liens
SCHEDULE IX   -  Permitted Existing Investments
SCHEDULE X    -  Existing Interest Rate Protection Agreements

EXHIBIT A-1   -  Notice of Borrowing
EXHIBIT A-2   -  Notice of Competitive Bid Borrowing
EXHIBIT A-3   -  Notice of Prepayment
EXHIBIT B     -  Note
EXHIBIT C     -  Officers' Certificate
EXHIBIT D-1   -  Opinion of Stroock & Stroock & Lavan
EXHIBIT D-2   -  Opinion of White & Case
EXHIBIT E     -  Subsidiary Guaranty
EXHIBIT F     -  Intercompany Note
EXHIBIT G     -  Subordination Provisions
EXHIBIT H     -  Assignment Agreement

                                      (v)

       CREDIT AGREEMENT, dated as of August 2, 1995 and amended and restated as of September 12, 1996, among AMETEK, INC., a Delaware corporation (the "Borrower"), the lending institutions listed from time to time on Schedule I hereto (each a "Bank" and, collectively, the "Banks"), BANK OF MONTREAL, CORESTATES BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Agents (each, a "Co-Agent" and, collectively, the "Co-Agents"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, and together with its successors in such capacity, the "Administrative Agent") for the Banks. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                             W I T N E S S E T H :
                             - - - - - - - - - -


       WHEREAS, the Borrower, various lenders, the Co-Agents and the Administrative Agent are party to a Credit Agreement, dated as of August 2, 1995 (as in effect immediately prior to the Restatement Effective Date, the "Original Credit Agreement");

       WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement in the form of this Agreement and, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facility provided for herein;


       NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

       SECTION 1.  Amount and Terms of Credit.
                   --------------------------

       1.01  Commitments.  (a) Subject to and upon the terms and conditions
             -----------
herein set forth, each Bank severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, to make a loan or loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made by all Banks pursuant to the same
--------
Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount for any Bank at any time outstanding the amount which, when combined with such Bank's Percentage of the sum of (A) the Letter of Credit

Outstandings at such time plus (B) the aggregate outstanding principal amount of
                          ----
all Competitive Bid Loans then outstanding, equals the Commitment of such Bank at such time, (iv) shall not exceed in aggregate principal amount for all Banks at any time outstanding the amount which, when added to the sum of (A) the aggregate amount of Letter of Credit Outstandings at such time plus (B) the
                                                               ----
aggregate outstanding principal amount of all Competitive Bid Loans then outstanding, equals the Total Commitment at such time and (v) shall be denominated in Dollars.

       (b) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees that the Borrower may incur a loan or loans (each, a "Competitive Bid Loan" and, collectively, the "Competitive Bid Loans") pursuant to a Competitive Bid Borrowing at any time and from time to time on and after the Restatement Effective Date and prior to the date which is the third Business Day preceding the date which is 14 days prior to the Final Maturity Date, provided that after giving effect to any Competitive Bid Borrowing and the use
--------
of the proceeds thereof, the aggregate outstanding principal amount of Competitive Bid Loans, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate Letter of Credit Outstandings at such time, shall not exceed the Total Commitment at such time, provided
                                                                  --------
further, that the aggregate outstanding principal amount of all Competitive Bid
-------
Loans denominated in Approved Alternate Currencies shall not exceed $50,000,000 at any time. Within the foregoing limits and subject to the conditions set forth in Section 1.04, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

       1.02  Minimum Borrowing Amounts, etc.  The aggregate principal amount of
             -------------------------------
each Borrowing of Loans shall not be less than the applicable Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, provided that at no
                                                             --------
time shall there be outstanding more than 12 Borrowings of Eurodollar Loans in the aggregate.

       1.03  Notice of Borrowing of Revolving Loans.  (a)  Whenever the
             --------------------------------------
Borrower desires to incur Revolving Loans, it shall give the Administrative Agent at its Notice Office, written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Loans constituting Eurodollar Loans prior to 12:00 Noon (New York time) on the third Business Day preceding the date of the proposed Borrowing and written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Revolving Loans constituting Base Rate Loans to be made hereunder prior to 11:00 A.M. (New York time) on the date of the proposed Borrowing. Each of the foregoing notices (each, a "Notice of Borrowing") shall be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the aggregate principal amount of the Revolving Loans to be incurred, (ii) the date of incurrence (which shall be a Business Day) and (iii) whether the respective incurrence shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Revolving Loans, of the proportionate share thereof of each Bank and of the other matters covered by the Notice of Borrowing.

        (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent or the respective Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice, reasonably believed by the Administrative Agent or such Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower as a person entitled to give telephonic notices under this Agreement on behalf of such Borrower. In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.



        1.04  Competitive Bid Borrowings.  (a)  Whenever the Borrower desires to
              --------------------------
incur a Competitive Bid Borrowing, it shall deliver to the Administrative Agent, prior to 12:00 Noon (New York time) (x) at least five Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of a Spread Borrowing, and (y) at least two Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing, a written notice substantially in the form of Exhibit A-2 hereto (a "Notice of Competitive Bid Borrowing"), which notice shall specify in each case (i) the date (which shall be a Business Day) and the aggregate amount of the proposed Competitive Bid Borrowing, (ii) the maturity date for repayment of each and every Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may be (A) one, two, three or six months after the date of such Competitive Bid Borrowing, in the case of a Spread Borrowing, and (B) between 14 and 364 days, inclusive, after the date of such Competitive Bid Borrowing, in the case of an Absolute Rate Borrowing, provided that (I) in no event shall the
                                        --------
maturity date of any Competitive Bid Borrowing be later than the third Business Day preceding the Final Maturity Date and (II) no Competitive Bid Loan may have a maturity date beyond any Scheduled Commitment Reduction Date if, after giving effect to the selection of such maturity date, the sum of (x) the aggregate principal amount of Revolving Loans maintained as Eurodollar Loans with Interest Periods ending after such Scheduled Commitment Reduction Date plus (y) the
                                                              ----
aggregate principal amount of Competitive Bid Loans maturing after such Scheduled Commitment Reduction Date plus (z) the Stated Amount of all Letters of
                                    ----
Credit which by their terms expire after such Scheduled Commitment Reduction Date, would exceed the Total Commitment after giving effect to the Scheduled Commitment Reduction to occur on such date, (iii) the interest payment date or dates relating thereto, (iv) whether the proposed Competitive Bid Borrowing is to be an Absolute Rate Borrowing or a Spread Borrowing, and if a Spread Borrowing, the Interest Rate Basis, (v) whether the Competitive Bid Loans made pursuant to the proposed Competitive Bid Borrowing are to be denominated in Dollars or an Approved Alternate Currency and, if an Approved Alternate Currency, the Approved Alternate Currency so desired and (vi) any other terms to be applicable to such Competitive Bid Borrowing. The Administrative Agent shall promptly notify each Bidder Bank by telephone or facsimile of each such request for a Competitive Bid Borrowing received by it from the Borrower and of the contents of the related Notice of Competitive Bid Borrowing.



       (b) Each Bidder Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder Bank in its sole discretion and determined by such Bidder Bank independently of each other Bidder Bank, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower) before 10:00 A.M. (New York time) on the date (the "Reply Date") which is (x) in the case of an Absolute Rate Borrowing, the date of such proposed Competitive Bid Borrowing and (y) in the case of a Spread Borrowing, four Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Bidder Bank would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(b), exceed such Bidder Bank's Commitment), the rate or rates of interest therefor and such Bidder Bank's lending office with respect to such Competitive Bid Loan; provided that if the Administrative Agent in its capacity as a Bidder
          --------
Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:45 A.M. (New York time) on the Reply Date. If any Bidder Bank shall elect not to make such an offer, such Bidder Bank shall so notify the Administrative Agent, before 10:00 A.M. (New York time) on the Reply Date, and such Bidder Bank shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Bidder Bank to give such notice shall not cause
--------
such Bidder Bank to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing.

       (c) The Borrower shall, in turn, (x) before 11:00 A.M. (New York time) on the Reply Date in the case of a proposed Absolute Rate Borrowing and (y) before 12:00 Noon (New York time) on the Business Day following the Reply Date in the case of a proposed Spread Borrowing, either:

          (i) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to such effect, or

          (ii) accept one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Bidder Bank for such Competitive Bid

    Borrowing pursuant to clause (b) above) to be made by each Bidder Bank as part of such Competitive Bid Borrowing, and reject any remaining offers made by Bidder Banks pursuant to clause (b) above by giving the Administrative Agent notice to that effect; provided that the acceptance of offers may only
                                 --------
    be made on the basis of ascending Absolute Rates (in the case of an Absolute Rate Borrowing) or Spreads (in the case of a Spread Borrowing), in each case commencing with the lowest rate so offered; provided further, however, if
                                                ----------------
    offers are made by two or more Bidder Banks at the same rate and acceptance of all such equal offers would result in a greater principal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Borrower, if the Borrower elects to accept any of such offers the Borrower shall accept such offers pro rata from such Bidder Banks (on the basis of the maximum amounts of such offers) unless any such Bidder Bank's pro rata share would be less than the minimum amount specified by such Bidder Bank in its offer, in which case the Borrower shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum and maximum amounts specified for each such offer pursuant to clause (b) above), as the Borrower may elect in its sole discretion.

       (d) If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to clause (c)(i) above, the Administrative Agent shall give prompt notice thereof to the Bidder Banks and such Competitive Bid Borrowing shall not be made.

       (e) If the Borrower accepts one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (c)(ii) above, the Administrative Agent shall in turn promptly notify (x) each Bidder Bank that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Bank pursuant to clause (b) above have been accepted by the Borrower and
(y) each Bidder Bank that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder Bank as part of such Competitive Bid Borrowing. In connection with the incurrence of any Competitive Bid Loan denominated in a currency other than Dollars, each Bidder Bank that is to make a Competitive Bid Loan as part of a Competitive Bid Borrowing may request from the Administrative Agent a determination in accordance with Section 12.07(d) as to the principal amount of such Competitive Bid Loan, and such Bidder Bank shall be entitled to rely on such information provided by the Administrative Agent.

       1.05  Disbursement of Funds.  (a)  Subject to the terms and conditions
             ---------------------
hereinafter provided, each Bank will make available its pro rata share, if any,
                                                        --- ----
of each Borrowing requested to be made on the date specified in a Notice of Borrowing or a Notice of Competitive Bid Borrowing, as the case may be, in the manner provided below by no later than 1:00 P.M. (New York time) on such date, but, in the case of a Borrowing of Base Rate Loans, only to the extent that such Bank has received a notice from the Administrative Agent of such proposed Borrowing. All amounts shall be made available to the Administrative Agent (x) in the case of a Borrowing of Revolving Loans, in Dollars and (y) in the case of a Competitive Bid Borrowing, in Dollars or an Approved Alternate Currency as specified in such Notice of Competitive Bid Borrowing and, in each case, in immediately available funds at the Payment Office, and the Administrative Agent promptly will, on the date specified in such Notice of Borrowing, make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available by the Banks by the time specified in the preceding sentence in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion, if any, of the Bor rowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Bor rowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corre sponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if to be paid by such Bank, the customary rate set by the Administrative Agent for the correction of errors among banks for each day during the period consisting of the first three Business Days following such date of availability and thereafter at the Base Rate or (y) if to be paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.09 for the respective Loans.

       (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

       1.06  Notes; Register.  (a)  The Borrower's obligation to pay the
             ---------------
principal of, and interest on, the Revolving Loans made to it by each Bank shall be evidenced by a prom issory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes").

       (b) The Note issued to each Bank shall (i) be payable to the order of such Bank and be dated the Restatement Effective Date, (ii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iii) mature on the Final Maturity Date, (iv) bear interest as provided in the appropriate clause of
Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to mandatory repayment as provided in
Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

       (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby and the last date or dates on which interest has been paid in respect of the Revolving Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Revolving Loans, or affect the validity of such transfer by any Bank of such Note.

       (d) The Administrative Agent shall maintain at its Payment Office a register for the recordation of the names and addresses of the Banks, the Commitments of the Banks from time to time, and the principal amount of the Revolving Loans and Competitive Bid Loans owing to each Bank from time to time together with the maturity and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error.

       1.07  Conversions.  The Borrower shall have the option to convert on any
             -----------
Business Day occurring after the Restatement Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing or Borrowings of another Type of Revolving Loan, provided that (i) except as provided in Section
                                --------
1.11(b), Eurodollar Loans may be converted into Revolving Loans of another Type only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Revolving Loans pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Revolving Loans may only be con verted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.07 shall be limited in number as provided in
Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days or, in the case of a conversion into Base Rate Loans, prior to 10:00 A.M. (New York time) on the same Business Day, prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of

Conversion") specifying the Revolving Loans to be so converted, the Type of Revolving Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans.

       1.08  Pro Rata Borrowings.  All Borrowings of Revolving Loans shall be
             -------------------
made from the Banks pro rata on the basis of their Commitments.  It is
                    --- ----
understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

       1.09  Interest.  (a)  The unpaid principal amount of each Base Rate Loan
             --------
shall bear interest from and including the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Base Rate in effect from time to time.

       (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from and including the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the relevant Eurodollar Rate plus the Applicable Margin.

       (c) The unpaid principal amount of each Competitive Bid Loan shall bear interest from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration or otherwise) at the rate or rates per annum specified by a Bidder Bank or Bidder Banks, as the case may be, pursuant to Section 1.04(b) and accepted by the Borrower pursuant to Section 1.04(c).

       (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2%, provided that no Loan
                                                      --------
shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than 2% plus the rate of interest applicable thereto at maturity.

       (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in arrears (i) in respect of each Base Rate Loan, quarterly on the last Business Day of each calendar quarter, (ii) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto, (iii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iv) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

       (f) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

       (g) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

        1.10  Interest Periods.  At the time the Borrower gives a Notice of
              ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

              (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

              (ii) if any Interest Period applicable to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

              (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period applicable
                                 --------
        to a Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;



              (iv)  no Interest Period shall extend beyond the Final Maturity
        Date;

              (v) no Interest Period may be elected at any time when a Default or Event of Default is then in existence;

              (vi) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period; and

              (vii) no Interest Period shall extend beyond any Scheduled Commitment Reduction Date, if, after giving effect to the selection of such Interest Period, the sum of (x) aggregate principal amount of Revolving Loans maintained as Eurodollar Loans with Interest Periods ending after such date plus (y) the aggregate principal amount of
                               ----
        Competitive Bid Loans maturing after such date plus (z) the Stated
                                                       ----
        Amount of all Letters of Credit which by their terms expire after such date would exceed the Total Commitment after giving effect to the Scheduled Commitment Reduction to occur on such date.

If upon the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, or is unable to elect a new Interest Period as a result of clause (v) above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

        1.11  Increased Costs, Illegality, etc.  (a)  In the event that (x) in
              ---------------------------------
the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

              (i) on any date for determining the Eurodollar Rate for any Interest Period or in respect of any Spread Borrowing priced by reference to the Eurodollar Rate that, by reason of any changes arising after the date of this Agreement affecting the London interbank Eurodollar market, adequate and fair means do not exist for ascertaining generally the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

              (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans or Competitive Bid Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the date of this Agreement (or, in the case of any such cost or reduction with respect to any Competitive Bid Loan, since the making of such Competitive Bid Loan) in any applicable law, govern mental rule, regulation, guideline, order or request (whether or not having the force of law) or in the interpretation or administration thereof and including the intro duction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves referred to in Section 1.11(d)) and/or (y) other circumstances adversely affecting the London interbank Eurodollar market or the position of such Bank in such market; or

              (iii) at any time, that the making or continuance of any Eurodollar Loan or Competitive Bid Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which adversely affects the London interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). There after (x) in the case of clause (i) above, Eurodollar Loans (or Competitive Bid Loans constituting a Spread Borrowing priced by reference to the Eurodollar Rate) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans or any affected Competitive Bid Loans, as the case may be, which have not yet been incurred shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 1.15 (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

        (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.11(a)(ii) or any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(iii), the Borrower may (and in the case of a Eurodollar Loan or Competitive Bid Loan affected pursuant to Section 1.11(a)(iii), shall) either
(i) if the affected Eurodollar Loan or Competitive Bid Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.11(a)(ii) or
(iii), (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.11(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)) or (iii) subject to the provisions
of Section 4.02(B)(b), if the affected Competitive Bid Loan is then outstanding, prepay such Competitive Bid Loan in full (which prepayment may be made with the proceeds of Revolving Loans); provided that if more than one Bank is affected at
                              --------
any time, then all affected Banks must be treated the same pursuant to this
Section 1.11(b).

       (c) If any Bank determines at any time that the adoption or effectiveness after the Restatement Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the Restatement Effective Date, or any change after the Restatement Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of increasing the costs to such Bank to a level above that, or reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that, which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), the Borrower shall, subject to the provisions of
Section 1.15 (to the extent applicable), pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs or reduction. Each Bank, upon determining that any addi tional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.11(c) upon receipt of such notice.

       (d) In the event that any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that by reason of Regulation D such Bank is required to maintain reserves in respect of Eurocurrency loans or liabilities during any period that it has a Eurodollar Loan or a Competitive Bid Loan priced by reference to the Eurodollar Rate outstanding, then such Bank shall promptly notify the Borrower and the Administrative Agent by written notice (or telephonic notice promptly confirmed in writing) specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide a computation of such additional amounts) and the Borrower shall, subject to the provisions of Section 1.15 (to the extent applicable), directly pay to such Bank such specified amounts as additional interest at the time that it is otherwise required to pay interest in respect of such Eurodollar Loan or Competitive Bid Loan or, if later, on demand.

        1.12  Compensation.  The Borrower shall, subject to the provisions of
              ------------
Section 1.15 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans or Competitive Bid Loans to the Borrower) which such Bank may sustain:

              (i) if for any reason (other than a default or error by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans or Competitive Bid Loans accepted by the Borrower in accordance with
        Section 1.04(c)(ii) does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.11(a));

              (ii) if any repayment or conversion of any of its Eurodollar Loans or any repayment of Competitive Bid Loans occurs on a date which is not the last day of an Interest Period applicable thereto;

              (iii) if any prepayment of any of its Eurodollar Loans or Competitive Bid Loans is not made on any date specified in a notice of prepayment given by the Borrower; or

              (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans or Competitive Bid Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.11(b).

Calculation of all amounts payable to a Bank with respect to Eurodollar Loans or Competitive Bid Loans priced by reference to the Eurodollar Rate under this
Section 1.12 shall be made as though that Bank had actually funded its relevant Loan through the purchase of a Euro dollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America (or if such Bank has no offshore office, from an off shore office of the Administrative Agent to the domestic office of the Administrative Agent); provided, however, that each Bank may fund
                                     --------  -------
each of its Eurodollar Loans or Competitive Bid Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.12.

        1.13  Change of Lending Office.  Each Bank agrees that, upon the
              ------------------------
occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or
(iii), 1.11(c), 1.11(d), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office of such Bank for any Loans or Letters of Credit affected by such event, provided that
                                                           --------
such designation is made on such terms that such Bank or its respective lending offices suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.11,
2.05 or 4.04.

        1.14  Replacement of Banks.  (x)  Upon the occurrence of any event
              --------------------
giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c),
Section 1.11(d), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs which are material in amount and are in excess of those being generally charged by the other Banks or (y) as provided in Section 12.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or ter minations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, if no Default or Event of Default then exists or will exist immediately after giving effect to the respective replacement and, in the case of a Bank described in clause (x) above, such Bank has not withdrawn its request for such compensation or changed its applicable lending office with the effect of eliminating or substantially decreasing (to a level which is not material) such increased cost, to replace such Bank (the "Replaced Bank") with one or more other Eligible Assignee or Assignees (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent and each Letter of Credit Issuer; provided that (i) at the time of any replacement pursuant to this
               --------
Section 1.14, the Replacement Bank shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitment and outstanding Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) the respective Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced
Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to any Letter of Credit issued by such Letter of Credit Issuer to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of an appropriate Note executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limita tion, Sections 1.11, 1.12, 2.05, 4.04 and, 12.01), which shall survive as to such Replaced Bank and (y) the Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.



        1.15  Limitation on Additional Amounts, etc.  Notwithstanding anything
              --------------------------------------
to the contrary contained in Sections 1.11, 1.12, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such respective Section within 120 days after the later of (x) the date the Bank incurs the respective increased costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.11, 1.12, 2.05 or 4.04, as the case may be, to the extent the costs, taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 120 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.11, 1.12, 2.05 or 4.04, as the case may be. Each Bank, in determining additional amounts owing under Sections 1.11, 1.12, 2.05 or 4.04, will act reasonably and in good faith, provided that such Bank's
                                             --------
determination of such additional amounts so owing shall, absent manifest error, be final and conclusive and binding on all parties hereto. This Section 1.15 shall have no applicability to any Section of this Agreement other than said Sections 1.11, 1.12, 2.05 and 4.04.

                SECTION 2.  Letters of Credit.
                            -----------------

                2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                      -----------------
conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Original Effective Date and prior to the third Business Day preceding the Final Maturity Date to issue, and subject to the terms and conditions herein set forth, such Letter of Credit Issuer hereby agrees to issue from time to time, (x) for the account of the Borrower on a standby basis and in support of insurance obligations, workers compensation, bonding obligations in respect of taxes, licenses and similar requirements or obligations in respect of commodities purchased by the Borrower or any of its Subsidiaries in the ordinary course of their respective businesses and not for speculative purposes (to the extent consistent with the practices of the Borrower and its Subsidiaries prior to the Original Effective Date), in each case of the Borrower, any of its Subsidiaries or any Permitted Joint Venture, and other obligations (as specified in the respective Letter of Credit Request and consented to by the Administrative Agent and the respective Letter of Credit Issuer) of the

Borrower, any of its Subsidiaries and/or any Permitted Joint Venture, an irrevocable standby letter of credit so requested by the Borrower in a form customarily used by such Letter of Credit Issuer or in such other form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such standby letter of credit, a "Standby Letter of Credit" and, collectively, the "Standby Letters of Credit"), and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower, any of its Subsidiaries or any Per mitted Joint Venture, an irrevocable documentary letter of credit in a form customarily used by such Letter of Credit Issuer or in such other form as may be approved by such Letter of Credit Issuer and the Administrative Agent in support of commercial transactions of the Borrower, any of its Subsidiaries or any Permitted Joint Venture, as the case may be, entered into in the ordinary course of its business (each such documentary letter of credit, a "Trade Letter of Credit" and, collectively, the "Trade Letters of Credit" and together with the Standby Letters of Credit, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be obligated to issue any Letter of Credit at a time when a Bank Default exists unless such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

                 (b)  Notwithstanding the foregoing,

                    (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) the difference between (A) $30,000,000 and (B) Non-Facility Letter of Credit Outstandings or (y) when added to the aggregate principal amount of all Revolving Loans and all Competitive Bid Loans then outstanding, the Total Commitment at such time;

                   (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x)(A) in the case of Standby Letters of Credit, the date which occurs 18 months after such Standby Letter of Credit's date of issuance (subject to extension provisions acceptable to the Administrative Agent and the respective Letter of Credit Issuer) and (B) in the case of Trade Letters of Credit, the date which occurs 180 days after such Trade Letter of Credit's date of issuance and (y) the third Business Day preceding the Final Maturity Date;

                  (iii) each Standby Letter of Credit shall be denominated in Dollars;

                   (iv) each Trade Letter of Credit shall be denominated in Dollars or an Approved Alternate Currency, provided that no Trade
                                                    --------
         Letter of Credit denominated in an Approved Alternate Currency shall be issued by any Letter of Credit Issuer if the Stated Amount of such Trade Letter of Credit, when added to the Letter of Credit

         Outstandings at such time in respect of Trade Letters of Credit denominated in Approved Alternate Currencies, would exceed $5,000,000;

                    (v) no Standby Letter of Credit shall have a Stated Amount of less than $100,000 unless otherwise agreed to by the respective Letter of Credit Issuer;

                   (vi) no Trade Letter of Credit shall have a Stated Amount of less than $10,000 unless otherwise agreed to by the respective Letter of Credit Issuer;

                  (vii) no Letter of Credit shall be issued by any Letter of Credit Issuer after it has received a written notice from the Borrower, the Administrative Agent or the Required Banks stating that a Default or Event of Default has occurred and is continuing until such time as such Letter of Credit Issuer shall have received a written notice of
         (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default by the Required Banks; and

                 (viii) no Letter of Credit shall be issued in support of any obligation of any Permitted Joint Venture the Stated Amount of which, when added to the sum of (x) the Joint Venture Letter of Credit Outstandings at such time and (y) the aggregate outstanding principal amount of all Joint Venture Investments, would exceed $30,000,000.

In connection with the issuance of any Letter of Credit, the respective Letter of Credit Issuer may request from the Administrative Agent (x) a determination in accordance with Section 12.07(c)(y) as to the Stated Amount of any Letter of Credit and of the principal amount of Unpaid Drawings, in each case to the extent denominated in a currency other than Dollars, (y) the Letter of Credit Outstandings at such time with respect to Letters of Credit issued by all other Letter of Credit Issuers and (z) the aggregate principal amount of outstanding Revolving Loans and Competitive Bid Loans (including the Dollar equivalent thereof) at such time, and such Letter of Credit Issuer shall be entitled to rely on such information provided by the Administrative Agent.

                2.02  Letter of Credit Participations.  (a)  Immediately upon
                      -------------------------------
the issuance by a Letter of Credit Issuer of any Letter of Credit, the respective Letter of Credit Issuer shall be deemed to have sold and transferred to each other Bank (each such other Bank, in its capacity under this Section 2.02, a "Participating Bank"), and each such Participating Bank shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participating Bank's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto

(although L/C Fees will be paid directly to the Administrative Agent for the ratable account of the Participating Banks as provided in Section 3.01(b) and the Participating Banks shall have no right to receive any portion of any L/C Facing Fees). Upon any change in the Com mitments of the Banks pursuant to
Section 12.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.02 to reflect the new Percentages of the assignor and assignee Banks.

        (b) In determining whether to pay under any Letter of Credit, the respective Letter of Credit Issuer issuing same shall have no obligation relative to any other Bank other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability to the Borrower or any Bank.

        (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent and after receipt of such notice, the Administrative Agent will notify each Participating Bank of such failure, and each Participating Bank shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participating Bank's Percentage of such unreimbursed payment in lawful money of the United States of America and in same day funds; provided, however, that no Participating Bank shall be obligated
                --------  -------
to pay to the Administrative Agent for the account of such Letter of Credit Issuer its Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participating Bank required to fund a payment under a Letter of Credit, such Participating Bank shall make available to the Administrative Agent for the account of such Letter of Credit Issuer such Participating Bank's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participating Bank shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of such Letter of Credit Issuer, such Participating Bank agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participating Bank to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit shall not relieve any other Participating Bank of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participating Bank shall be responsible for the failure of any other Participating Bank to make available to the Administrative Agent, such other Participating Bank's Percentage of any such payment.



       (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participating Banks pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and theAdministrative Agent shall promptly pay to each Participating Bank which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participating Bank's share (based upon the proportionate aggregate amount originally funded by such Participating Bank to the aggregate amount funded by all Participating Banks) of the principal amount of such reimbursement and of interest reimbursed thereon accruing from and after the date of the purchase of the respective participations.



       (e) The obligations of the Participating Banks to make payments to the Administrative Agent for the account of any Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:



       (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

      (ii) the existence of any claim, set-off, defense or other right which the Borrower, any of its Subsidiaries or any Permitted Joint Venture may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Co-Agent, any Letter of Credit Issuer, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein (including the Transaction) or any unrelated transactions (including any underlying transaction between the Borrower, any of its Subsidiaries or any Permitted Joint Venture and the beneficiary named in any such Letter of Credit);

      (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any re spect or any statement therein being untrue or inaccurate in any respect;

                   (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                    (v) the occurrence of any Default or Event of Default.



                2.03  Letter of Credit Requests; Notices of Issuance.
                      ----------------------------------------------
                   (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice (including by way of telecopier) thereof prior to 1:00 P.M. (New York time) at least three Business Days (or such shorter period as may be acceptable to such Letter of Credit Issuer) prior to the proposed date (which shall be a Business Day) of issuance (each, a "Letter of Credit Request"), which Letter of Credit Request shall include an application for the Letter of Credit and any other documents that such Letter of Credit Issuer customarily requires in connection therewith. The Administrative Agent shall promptly notify each Bank of each Letter of Credit Request.

                   (b) The delivery of each Letter of Credit Request shall be deemed a representation and warranty by the Borrower that such Letter of Credit as requested in such Letter of Credit Request may be issued in accordance with and will not violate the requirements of Section 2.01(b). Each Letter of Credit Issuer shall, on the date of each issu ance of a Letter of Credit by it, give the Administrative Agent, each Bank and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it.

                2.04  Agreement to Repay Letter of Credit Drawings.  (a)  The
                      --------------------------------------------
Borrower hereby agrees to reimburse each respective Letter of Credit Issuer, by making payment to the Administrative Agent for the account of such Letter of Credit Issuer in Dollars in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, notice from such Letter of Credit Issuer of such payment or disburse ment with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of notice of such payment or disbursement), such interest to be payable on demand.

                   (b) The Borrower's obligation under this Section 2.04 to reimburse each respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower, any of its Subsidiaries or any Permitted Joint Venture may have or have had against such Letter of

Credit Issuer, the Administrative Agent, any Co-Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to con form to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing or any amendment or waiver or any consent to or departure from a Letter of Credit or any other circumstance whatsoever in making or failing to make payment under a Letter of Credit; provided, however, that the Borrower shall not be
                          --------  -------
obligated to reimburse a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions consti tuting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

                2.05  Increased Costs.  If at any time after the Restatement
                      ---------------
Effective Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or actual compliance by any Letter of Credit Issuer or any Participating Bank with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Letter of Credit Issuer or any Participating Bank's participation therein or (ii) impose on any Letter of Credit Issuer or any Participating Bank any other conditions affecting this Agree ment, any Letter of Credit or any Participating Bank's participation therein; and the result of any of the foregoing is to increase the cost to any such Letter of Credit Issuer or any such Participating Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by any such Letter of Credit Issuer or such Participating Bank hereunder, then, upon demand to the Borrower by such Letter of Credit Issuer or such Participating Bank (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participating Bank to the Administrative Agent), the Borrower shall, subject to Section 1.15 (to the extent applicable), pay to such Letter of Credit Issuer or such Participating Bank such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participating Bank for such increased costs or reduction. A certificate shall be submitted to the Borrower by a Letter of Credit Issuer or such Participating Bank, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participating Bank to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participating Bank as aforesaid, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.05.

                2.06  Indemnification.  In addition to its other obligations
                      ---------------
under this Section 2, the Borrower hereby agrees to protect, indemnify and hold harmless each Letter of Credit Issuer (and their respective officers, directors, employees, representatives and agents) from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) whatsoever which may be incurred by such Letter of Credit Issuer (or which may be claimed against such Letter of Credit Issuer by any Person whatsoever) by reason of or in connection with (i) the issuance or a transfer of, or payment or failure to pay under, any Letter of Credit issued by such Letter of Credit Issuer and (ii) involvement of such Letter of Credit Issuer in any suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of such Letter of Credit Issuer's issuance of a Letter of Credit or any other event or transaction related thereto; provided,
                                                                    --------
however, that the Borrower shall not be required to indemnify any Letter of
-------
Credit Issuer for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of such Letter of Credit Issuer.

                SECTION 3.  Fees; Commitments.
                            -----------------

                3.01 Fees. (a) The Borrower agrees to pay to the Administrative
                     ----
Agent a facility fee (the "Facility Fee") for the account of each Bank pro
                                                                       ---
rata on thebasis of their respective Percentages for the period from and
----
including the Restatement Effective Date to but not including the date the Total Commitment has been terminated, computed at a rate for each day equal to the Applicable Facility Fee Percentage on the daily average Total Commitment. Accrued Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Commitment is terminated.

                (b)  The Borrower agrees to pay to the Administrative Agent for the account of the Banks pro rata on the basis of their respective
                             --- ----
Percentages, a fee in respect of each Letter of Credit (the "L/C Fee") in an amount equal to the Applicable Margin on the average daily Stated Amount of such Letter of Credit. Accrued L/C Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Commitment is terminated.

                (c) The Borrower agrees to pay to the Administrative Agent for the account of each respective Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "L/C Facing Fee") computed at the rate of 1/4 of 1% per annum on the average daily Stated Amount of such Letter of Credit. Accrued L/C Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Commitment is terminated.

                (d) The Borrower hereby agrees to pay to each respective Letter of Credit Issuer upon each issuance of, drawing under and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing and/or amendment equal the administrative charge which such Letter of Credit Issuer is customarily charging at such time for issuances of, drawings under and/or amendments of letters of credit issued by it.

                (e) The Borrower shall pay to the Administrative Agent (x) on the Restatement Effective Date for its own account and/or for distribution to the Co-Agents and/or the Banks such fees as heretofore agreed in writing by the Borrower and the Administrative Agent and (y) for the account of the Administrative Agent, such other fees as may be agreed to in writing from time to time between the Borrower and the Administrative Agent, when and as due.

                (f)  All computations of Fees shall be made in accordance with
Section 12.07.

                3.02  Voluntary Reduction of Commitments.  Upon at least three
                      ----------------------------------
Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate, in part or in whole, the Total Unutilized Commitment; provided that (x) any such termination
                                        --------
shall apply to proportionately and permanently reduce the Commitment of each of the Banks, (y) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $5,000,000 and (z) each reduction to the Total Commitment pursuant to this Section 3.02 shall reduce the then remaining Scheduled Commitment Reductions in direct chronological order.

                3.03  Mandatory Adjustments of Commitments.  (a)  The Total
                      ------------------------------------
Commitment (and the Commitment of each Bank) shall terminate on the earlier of
(x) the date on which a Change of Control occurs and (y) the Final Maturity
Date.

                (b) Subject to Section 3.02, the Total Commitment shall be permanently reduced on each date set forth below (provided that if any date set forth below is not a Business Day then the permanent reduction shall occur on the first Business Day immediately succeeding such date set forth below) (each, a "Scheduled Commitment Reduction Date"), in the amount set forth below opposite such date (each such reduction, as such reduction may have been reduced pursuant to Section 3.02, a "Scheduled Commitment Reduction"):


                Scheduled Commitment
                  Reduction Date                                Amount
                ------------------                              ------

                    August 1, 1999                               $20,000,000
                    August 1, 2000                               $25,000,000

                (c) The Total Commitment shall be reduced on the Permitted Receivables Program Transaction Date by an amount equal to Maximum Initial Commitment.

                (d) Each partial reduction of the Total Commitment pursuant to this Section 3.03 shall apply proportionately to the Commitment of each Bank.

                SECTION 4.  Payments.
                            --------

                4.01  Voluntary Prepayments.  The Borrower shall have the right
                      ---------------------
to prepay Revolving Loans in whole or in part, without penalty or fee except as otherwise provided in this Agreement, at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) (each such notice, a "Notice of Prepayment") of its intent to prepay the Revolving Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which such Eurodollar Loans were made, which Notice of Prepayment shall be substantially in the form of Exhibit A-3 and shall be given by the Borrower prior to 12:00 Noon (New York time) at least three Business Days prior to the date of such prepayment, which Notice of Prepayment shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each partial prepayment of any Borrowing of Base Rate Loans shall be in an aggregate principal amount of at least $1,000,000 and of any Borrowing of Eurodollar Loans shall be in an aggregate principal amount of at least $5,000,000, provided that no partial prepayment of Eurodollar Loans
                     --------
made pursuant to a single Borrowing shall reduce the aggregate principal amount of Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro
                                                                             ---
rata among such Revolving Loans; and (iv) Eurodollar Loans may be designated for
----
prepayment pursuant to this Section 4.01 only on the last day of the Interest Period applicable thereto. The Borrower shall not have the right to voluntarily prepay any Competitive Bid Loans.

                4.02  Mandatory Prepayments.
                      ---------------------

                (A)  Requirements:
                     ------------

                (a) (i) If on any date the sum of (x) the aggregate outstanding principal amount of Revolving Loans and Competitive Bid Loans (after giving effect to all other repayments thereof on such date) plus (y) the Letter of Credit Outstandings on such date (the foregoing, collectively, the "Aggregate Outstandings"), exceeds the Total Commitment as then in effect, the Borrower shall repay on such date the principal of Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all out-standing Revolving Loans, the Aggregate Outstandings exceed the Total Commitment then in effect, the Borrower shall repay on such date the principal of Competitive Bid Loans in an aggregate amount equal to such excess, provided that
                                                                   --------
(i) no Competitive Bid Loan shall be prepaid pursuant to this sentence unless the Bank that made same consents to such prepayment and (ii) in the absence of such consent, the provisions of the second sentence of Section 4.02(B)(b) shall be applicable. If, after giving effect to the prepayment of all outstanding Revolving Loans and the prepayment (or, as may be required by Section 4.02(B)(b), the cash collateralization) of all outstanding Competitive Bid Loans as set forth above, the remaining Aggregate Outstandings exceed the Total Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equiv alents (satisfactory to the Administrative Agent) equal to such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the Obligations of the Borrower in a cash collateral account created pursuant to an agreement to be entered into in form and substance satis factory to the Administrative Agent (which shall permit certain investments in Cash Equiva lents satisfactory to the Administrative Agent, until the proceeds are applied to the Obligations) (a "Cash Collateral Account").

                (ii) If on any date the aggregate outstanding principal amount of Competitive Bid Loans denominated in Approved Alternate Currencies (after giving effect to all other repayments thereof on such date) exceeds $50,000,000, the Borrower shall repay on such date the principal of such Competitive Bid Loans in an aggregate amount equal to such excess, provided that (i) no such Competitive Bid Loan shall be prepaid pursuant to this sentence unless the Bank that made same consents to such prepayment and (ii) in the absence of such consent, the provisions of the second sentence of Section 4.02(B)(b) shall be applicable.

                (iii) For purposes of this Section 4.02(A)(a), (x) the outstanding principal amount of Competitive Bid Loans and (y) the aggregate Stated Amount of outstanding Letters of Credit and the aggregate amount of Unpaid Drawings in respect thereof, in each case to the extent such Competitive Bid Loans or Letters of Credit are denominated in an Approved Alternate Currency, will be measured on a Dollar-equivalent basis in accordance with the terms of Sections 12.07(c) and (d). The Borrower agrees that mandatory prepayments may be required from time to time under this Section 4.02(A)(a) pursuant to the preceding sentence as a result of fluctuations in the exchange rate for any Approved Alternate Currency.

                (b) Subject to and in accordance with Section 4.02(B), on or prior to the third Business Day after the date of receipt by the Borrower and/or any of its Subsidiaries of the Cash Proceeds of any Asset Sale, an amount equal to 75% of the Net Cash Proceeds of such Asset Sale shall be applied to the prepayment of the outstanding principal amount of the Loans, provided that to
                                                             --------
the extent no Default or Event of Default then exists, such Net Cash

Proceeds shall not be required to be so applied if the Borrower has delivered a Reinvestment Notice to the Administrative Agent on or prior to the third Business Day after the date of receipt of such Cash Proceeds to the extent of the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

                (c) Subject to and in accordance with Section 4.02(B), on or prior to the third Business Day after the date of the receipt by the Borrower and/or any of its Subsidiaries of proceeds from the issuance, after the Restatement Effective Date, of equity (other than issuances of Common Stock to employees, officers and directors of the Borrower and its Subsidiaries pursuant to the Stock Option Plans), an amount equal to 50% of the Net Equity Issuance Proceeds of any such issuance shall be applied to the prepayment of the outstanding principal amount of the Loans.

                (d) Subject to and in accordance with Section 4.02(B), on or prior to the third Business Day after the date of the receipt thereof by the Borrower and/or any of its Subsidiaries of a Pension Plan Refund, an amount equal to 75% of such Pension Plan Refund shall be applied to the prepayment of the outstanding principal amount of the Loans, provided that to the extent no
                                               --------
Default or Event of Default then exists, any such Pension Plan Refund shall not be required to be so applied if the Borrower has delivered a Reinvestment Notice to the Administrative Agent on or prior to the third Business Day after the date of receipt of such Pension Plan Refund to the extent of the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

                (e) Subject to and in accordance with Section 4.02(B), on or prior to the third Business Day after the date of receipt thereof by the Borrower and/or any of its Subsidiaries of any Insurance Proceeds from any Recovery Event, the Net Insurance Proceeds of which are in excess of $500,000 (it being understood that if such amount exceeds $500,000, then the entire amount and not just the portion in excess of $500,000 shall be subject to mandatory prepayment as provided in this Section 4.02(A)(e)), an amount equal to 75% of the Net Insurance Proceeds from such Recovery Event shall be applied to the prepayment of the outstanding principal amount of the Loans, provided that
                                                                 --------
to the extent no Default or Event of Default then exists, any such Net Insurance Proceeds shall not be required to be so applied if the Borrower has delivered a Reinvestment Notice to the Administrative Agent on or prior to the third Business Day after the date of receipt of such Insurance Proceeds to the extent of the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

                (f) Subject to and in accordance with Section 4.02(B), on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the applicable Reinvestment Event shall be applied to the prepayment of the outstanding principal amount of the Loans.

                (B)  Application:
                     -----------

                (a) Each mandatory repayment of Loans made pursuant to Sections 4.02(A)(b) through (f), inclusive, shall be applied: (i) first, to prepay the
                                                          -----
principal of outstanding Revolving Loans, (ii) second, to prepay (or, subject to
                                               ------
the provisions of Section 4.02(B)(b), to cash collateralize) the principal of outstanding Competitive Bid Loans, and (iii) third, to cash collateralize Letter
                                             -----
of Credit Outstandings in a Cash Collateral Account.

                (b) With respect to each repayment of Revolving Loans required by Section 4.02(A), the Borrower may designate the Types of Revolving Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made, provided that (i) Eurodollar Loans may be designated for repayment pursuant to
--------
this Section 4.02(B) only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; and (iii) if any repayment of Eurodollar
--- ----
Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Eurodollar Loans, such Borrowing shall be immediately converted into Base Rate Loans. At any time that the Borrower is obligated to prepay any Competitive Bid Loan pursuant to Section 1.11(b) or 4.02(A) on a date other than the scheduled maturity date thereof, such prepayment shall only be made if the respective Bank that made such Competitive Bid Loan has consented in writing (or by telephone confirmed in writing) to the Borrower to such prepayment within 48 hours after notice (in writing or by telephone confirmed in writing) by the Borrower to such Bank of such prepayment (it being understood that the Borrower will give such notice and that any failure to respond to such notice will constitute a rejection thereof); if such prepayment is not so consented to by the respective Bank then, in the case of a prepayment otherwise required pursuant to Section 4.02(A), the Borrower will deposit an amount in cash or Cash Equivalents (satisfactory to the Administrative Agent) equal to 100% of the principal amounts that otherwise would have been paid in respect of the Competitive Bid Loans (subject to the provisions of Section 12.07(d)) with the Administrative Agent to be held as security for the Obligations of the Borrower in a Cash Collateral Account, with such cash collateral to be released from such Cash Collateral Account (and applied to repay the principal amount of such Competitive Bid Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Competitive Bid Loans, with the amount to be so released and applied on the last day of each Interest Period to be the amount of the Competitive Bid Loans to which such Interest Period applies (or, if less, the amount remaining in such Cash Collateral Account). In the absence of a designation of a Type of Revolving Loan by the Borrower as described in the second preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.12.

                (C) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be prepaid in full on the Final Maturity Date.

                4.03 Method and Place of Payment. Except as otherwise
                     ---------------------------
specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made here under shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                4.04  Net Payments.  (a)  All payments made by the Borrower
                      ------------
hereunder, under any Note or under any other Credit Document will be made without setoff, counter claim or other defense. Except as provided for in
Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the juris diction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduc tion for or on account of any Taxes, will not be less than the amount provided for herein, in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Administrative Agent, each Co-Agent, and each Bank, and reimburse the Administrative Agent, such Co-Agent or such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Administrative Agent, such Co-Agent or such Bank.

       (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) to provide to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date (it being understood and agreed that the providing of such forms in connection with the Original Credit Agreement shall be satisfactory for purposes of this Section 4.04(b)) two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note and (ii) that, to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04(b)(y) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (y) with respect to any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (including, without limitation, any assignee or transferee), from time to time, upon the reasonable request by the Borrower or the Administrative Agent after the Restatement Effective Date, such Bank will provide to each of the Borrower and the Administrative Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Borrower such forms required to be provided to the Borrower by a Bank pursuant to the first sentence of this Section 4.04(b); provided that if the Borrower
                                               --------
shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assist ing such Bank in obtaining any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax. Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), the Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the previous sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpre tation thereof, relating to the deducting or withholding of income or similar Taxes.

                SECTION 5.  Conditions Precedent.
                            --------------------

                5.01  Conditions Precedent to Loans on the Restatement
                      -------------------------------------------------
Effective Date. The occurrence of the Restatement Effective Date pursuant to
--------------
Section 12.10 and the obligation of each Bank to make Loans to the Borrower hereunder, and the obligation of each Letter of Credit Issuer to issue Letters of Credit hereunder, in each case on the Restatement Effective Date, is subject, at the time of such Credit Event, to the satisfaction of the following condi tions:

                (a)  Execution of Agreement; Notes.  On or prior to the
                     -----------------------------
         Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Note executed by the Borrower, in the amount, maturity and as otherwise provided herein.

                (b)  Officer's Certificate.  On the Restatement Effective Date,
                     ---------------------
         the Administrative Agent shall have received from the Borrower a certificate dated such date signed on behalf of the Borrower by its Chief Financial Officer or any other Authorized Officer stating that all the conditions in Sections 5.01(e), (f), (k) and (l) and 5.02(a) have been satisfied on such date with respect to all Credit Parties.

                (c)  Corporate Documents; Proceedings; Officers' Certificates.
                     --------------------------------------------------------
         (i) On the Restatement Effective Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Restatement Effective Date, signed by an Authorized Officer of such Credit Party, substantially in the form of Exhibit C with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate and the foregoing shall be satisfactory to the Administrative Agent.

                (ii) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.



                (d)  Opinions of Counsel.  On the Restatement Effective Date,
                     -------------------
         the Administrative Agent shall have received an opinion, addressed to the Administrative Agent, each Co-Agent and each of the Banks and dated the Restatement Effective Date, from (i) Stroock & Stroock & Lavan, counsel to the Credit Parties, substantially in the form of Exhibit D-1 hereto, which opinion shall cover such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (ii) White & Case, special counsel to the Banks, substantially in the form of Exhibit D-2 hereto.

                (e)  Original Credit Agreement.  On the Restatement Effective
                     -------------------------
         Date, (i) the Borrower shall have repaid in full all Original Loans outstanding on the Restatement Effective Date, together with all accrued and unpaid interest, fees and commitment commission (and any other amounts) owing under the Original Credit Agreement through the Restatement Effective Date, (ii) each Original Bank shall have received payment in full of all amounts then due and owing to it under the Original Credit Agreement and (iii) the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.01(e) have been satisfied on such date .

                (f)  Approvals.  On the Restatement Effective Date, all
                     ---------
         necessary governmental and third party approvals (including, without limitation, the approval of the shareholders of the Borrower and its Subsidiaries to the extent required) required in connection with the Transaction and the other transactions contemplated by this Agreement and the other Credit Documents and otherwise referred to herein or there in shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the respective Credit Documents.

                (g)  Subsidiary Guaranty.  On the Restatement Effective Date,
                     -------------------
         each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Guaranty in the form of Exhibit E (as modified, supplemented or amended from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

                (h)  Insurance Policies.  On the Restatement Effective Date, the
                     ------------------
         Administrative Agent shall have received evidence (including, without limitation, certificates with respect to each insurance policy listed on Schedule
         III) of insurance complying with the requirements of Section 7.09 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks and, with respect to all casualty insurance, naming the Administrative Agent on behalf of the Creditors, as loss payee, as its interests may appear, and with respect to all liability policies, naming the Administrative Agent, the Co-Agents and each Bank as an additional insured, and in all cases stating that such insurance shall not be cancelled or materially revised without at least 30 days' prior written notice by the insurer to the Administrative Agent.



                (i)  Employee Benefit Plans; Collective Bargaining Agreements;
                     ---------------------------------------------------------
         Management Agreements; Employment Agreements, etc.  (i)  On or prior
         ---------- ---------------------------------------
         to the Restatement Effective Date, there shall have been made available to the Administrative Agent and its counsel copies (which copies may be made available to the Banks), certified as true and correct by the Borrower in a certificate signed by an Authorized Officer of the Borrower, of (a) any Plans, and for each such Plan (x) that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) the most recently completed actu arial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (y) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (x) either in the possession of any Credit Party or available on request from the sponsor or trustees of such Plan (collectively, together with any agreements referred to in Section 5.01(i)(a) of the Original Credit Agreement, and any amendments thereto referred to in succeeding Section 5.01(i)(ii), the "Employee Benefit Plans"), (b) any collective bargaining agreements or any other similar agree ment or arrangements covering the employees of the Borrower or any of its Subsidi aries (collectively, together with any agreements referred to in Section 5.01(i)(b) of the Original Credit Agreement, and any amendments thereto referred to in succeeding Section 5.01(i)(ii), the "Collective Bargaining Agreements"), (c) any material agree ments (or the forms thereof) with members of, or with respect to, the management of the Borrower or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.01(i)(c) of the Original Credit Agreement, and any amendments thereto referred to in succeeding Section 5.01(i)(ii), the "Management Agreements"), (d) any material employment agreements entered into by the Borrower or any of its Subsidiaries with its employees (collectively, together with any agreements referred to in Section 5.01(i)(d) of the Original Credit Agreement, and any amendments thereto referred to in succeeding Section 5.01(i)(ii), the "Employ ment Agreements"), (e) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agree ments entered into by shareholders relating to any such entity with respect to their capital stock, (collectively, together with any agreements referred to in Section 5.01(i)(e) of the Original Credit Agreement, and any amendments thereto referred to in succeeding Section 5.01(i)(ii), the "Shareholders' Agreements"), (f) all agree ments evidencing or relating to the Permitted Existing Indebtedness (collectively, together with any agreements referred to in Section 5.01(i)(f) of the Original Credit Agreement, and any amendments thereto referred to in succeeding Section 5.01(i)(ii), the "Permitted Existing Indebtedness Agreements") and (g) tax sharing, tax allocation and other similar agreements, if any, entered into by the Borrowing and/or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.01(i)(g) of the Original Credit Agreement, and any amendments thereto referred to in succeeding Section 5.01(i)(ii), the "Tax Sharing Agreements"); all of which Employee Benefit Plans, Collective Bargaining Agreements, Management Agreements, Employment Agreements, Shareholders' Agreements, Permitted Existing Indebtedness Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Restatement Effective Date.

                (ii) On or prior to the Restatement Effective Date, the Administrative Agent shall have received (i) a certification from an Authorized Officer of the Borrower that all agreements and plans referenced in Section 5.01(i) of the Original Credit Agreement, previously delivered to the Administrative Agent by each Credit Party, remain in full force and effect (or specifying which of such agreements and plans do not remain in full force and effect) and (ii) any amendments thereto or additional such agreements.

                (j)  Payment of Fees.  On or prior to the Restatement Effective
                     ---------------
         Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Administrative Agent, any Co-Agent or the Banks (including, with out limitation, legal fees and expenses) shall have been paid by the Borrower to the extent due.



                (k)  Adverse Change.  From January 1, 1996 to the Restatement
                     --------------
         Effective Date, nothing shall have occurred (and none of the Borrower, the Required Banks, the Administrative Agent or any Co-Agent shall have become aware of any facts or conditions not previously known) which the Borrower, the Required Banks or the Administrative Agent shall determine (i) has, or is reasonably likely to have, a mate rial adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to the Banks or the Administrative Agent under this Agreement or any other Credit Document or (ii) has, or could reasonably be expected to have, a Material Adverse Effect.

                (l)  Litigation.  No litigation by any entity (private or
                     ----------
         governmental) shall be pending or threatened on the Restatement Effective Date (a) with respect to this Agreement or any other Credit Document, or (b) which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a Material Adverse Effect.

                (m) On the Restatement Effective Date and after giving effect to the Transaction, neither the Borrower nor any of its Subsidiaries shall have any Indebtedness or preferred stock outstanding except for (i) the Loans, (ii) the Permitted Existing Indebtedness and (iii) such additional Indebtedness permitted by Section 8.03. All of the Permitted Existing Indebtedness shall remain outstanding after the consummation of the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Administrative Agent and the Required Banks), and there shall not be any amendments or modifications to the Permitted Existing Indebtedness Agreements other than as requested or approved by the Administrative Agent and the Required Banks.

                5.02  Conditions Precedent to All Credit Events. The obligation
                      -----------------------------------------
of each Bank to make any Loans and the obligation of each Letter of Credit Issuer to issue Letters of Credit (including, without limitation, Loans made and Letters of Credit issued on the Restatement Effective Date) is subject, at the time of each such Credit Event, to the satisfaction of the following conditions at such time:

                (a)  No Default; Representations and Warranties.  At the time
                     ------------------------------------------
         of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except to the extent any representation or warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

                (b)  Notice of Borrowing; Notice of Competitive Bid Borrowing;
                     ---------------------------------------------------------
         Letter of Credit Request.  The Administrative Agent shall have received
         ------------------------
         a Notice of Borrowing with respect to such Borrowing meeting the requirements of Section 1.03(a) and/or a Notice of Competitive Bid Borrowing with respect to such Competitive Bid Borrowing meeting the requirements of Section 1.04(a), and/or the Administrative Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit

     Request for such issuance of a Letter of Credit meeting the requirements of
     Section 2.03, as the case may be.


The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified in Section 5.01 (with respect to the Restatement Effective Date only) and in this Section 5.02 are then satisfied. All of the certificates, legal opinions and other documents and papers referred to in Section 5.01 and this
Section 5.02, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be reasonably satisfactory in form and substance to the Administrative Agent.

        SECTION 6.  Representations, Warranties and Agreements.  In order to
                    ------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans and participate in Letters of Credit and each Letter of Credit Issuer to issue Letters of Credit as provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks and each Letter of Credit Issuer, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each Credit Event, except to the extent that any representation or warranty is expressly made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date):

        6.01  Corporate Status.  (i)  Each of the Borrower and its Subsidiaries
              ----------------
is a duly incorporated, validly existing corporation and, in the case of those entities incorporated in the United States, in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own all property and assets owned by it, to lease all property and assets held under lease by it and to transact the business in which it is engaged and presently proposes to engage and (ii) each of the Credit Parties has duly quali fied and is authorized to do business and, with respect to jurisdictions within the United States, is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

        6.02  Corporate Power and Authority.  Each Credit Party has the
              -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms.

        6.03  No Violation.  Neither the execution, delivery and performance by
              ------------
any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provi sions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, including, without limitation, any Permitted Existing Indebtedness Agreements, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of any Credit Party.

        6.04  Litigation.  There are no actions, suits or proceedings pending
              ----------
or, to the best knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that could reasonably be expected to have a Material Adverse Effect or (ii) that could have a material adverse effect on the rights or remedies of the Administrative Agent or the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is, or will be, a party.

        6.05  Use of Proceeds.  (a)  The proceeds of Loans shall be utilized (i)
              ---------------
to effect the Transaction, (ii) to pay fees and expenses arising in connection with the Transaction and (iii) for general corporate purposes of the Borrower and its Subsidiaries, including to effect Permitted Acquisitions and Common Stock Repurchases and to refinance the Senior Notes and any Permitted Refinancing Debt, in each case in accordance with the terms and provisions of this Agreement.

        (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, except proceeds of Loans used in connection with Common Stock Repurchases to the extent permitted pursuant to the terms of the Agreement. No more than 25% of the assets of the Borrower and its Subsidiaries subject on the Restatement Effective Date to the restrictions set forth in
Section 8.01 and/or 8.02 constitute Margin Stock. Neither the making of any Loan hereunder, nor the use of the proceeds thereof (including effecting Common Stock Repurchases), will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

        6.06  Governmental Approvals.  No order, consent, approval, license,
              ----------------------
authorization, or validation of, or filing, recording or registration with (except as shall have been obtained or made prior to the Restatement Effective Date or, with respect to any Common Stock Repurchase or Permitted Senior Note Repurchase, prior to the date of the consummation of such Common Stock Repurchase or Permitted Senior Note Repurchase, and are in full force and effect at such time), or exemption by, any foreign or domestic govern mental body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

        6.07  Investment Company Act.  No Credit Party is an "investment
              ----------------------
company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        6.08  Public Utility Holding Company Act.  No Credit Party is a "holding
              ----------------------------------
company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "hold ing company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        6.09  True and Complete Disclosure.  All factual information (taken as a
              ----------------------------
whole) heretofore or contemporaneously furnished in writing by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished in writing by or on behalf of the Borrower or any of its Subsidiaries to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections (including the Projections) and pro forma financial information contained in
                                --- -----
such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Banks that such projections (including the Projections) as to future events are not to be viewed as facts and accordingly are not covered by the first sentence of this
Section 6.09, and that actual results during the period or periods covered by any such projections may differ from the projected results in any material or other respect. There is no fact known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

        6.10  Financial Condition; Financial Statements.  (a)  On and as of the
              -----------------------------------------
Restatement Effective Date on a pro forma basis after giving effect to the
                                --- -----
Transaction and
all Indebtedness incurred, and to be incurred, by each Credit Party in connection therewith, with respect to each of the Borrower and the Borrower and its Subsidiaries taken as a whole, (x) the sum of its or their assets, at a fair valuation, will exceed its or their debts, (y) it or they will not have incurred nor intended to, nor believes that it or they will, incur debts bey ond its or their ability to pay such debts as such debts mature and (z) it and they will have sufficient capital with which to conduct its or their businesses. For purposes of this Section 6.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, con tingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

        (b) The consolidated balance sheets of the Borrower and its Subsidiaries at December 31, 1995 and June 30, 1996 and the related consolidated statements of operations and cash flows of the Borrower and its Subsidiaries for the fiscal year or six-month period ended as of said dates, which December 31, 1995 financial statements have been audited by Ernst & Young, independent certified public accountants, copies of which have heretofore been furnished to each Bank, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of said statements and the consolidated results of their operations and cash flows for the period covered thereby. All such financial statements have been prepared in accordance with GAAP in all material respects except to the extent provided in the notes to said financial statements.

        (c) Nothing has occurred since December 31, 1995, that has had or could reasonably be expected to have a Material Adverse Effect.

        (d)  Except as fully reflected in the financial statements described in
Section 6.10(b), there are as of the Restatement Effective Date (and after giving effect to any Credit Events made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any such liability or obligation, which has or could be reasonably expected to have a Material Adverse Effect.

        (e) On and as of the Restatement Effective Date, the financial projections (the "Projections") set forth in Schedule IV hereto and previously delivered to the Administrative Agent and the Banks have been prepared on a basis consistent with the financial statements referred to in Section 6.10(b) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Restatement Effective Date, the Borrower believes that the Projections are reasonable and attainable subject, however, to the qualifications concerning the Projections noted in the penultimate sentence of
Section 6.09.

        6.11  Tax Returns and Payments.  Each of the Borrower and its
              ------------------------
Subsidiaries has filed all federal income tax returns and all other tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with GAAP. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Person) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

        6.12  Compliance with ERISA.  (a)  Each Plan (other than any
              ---------------------
multiemployer plan as defined in section 4001(a)(3) of ERISA (a "Multiemployer Plan")) currently maintained or contributed to by (or to which there is an obligation to contribute of) any Credit Party or any of its Subsidiaries or any ERISA Affiliate is in material compliance with ERISA and the Code; no Reportable Event has occurred with respect to any such Plan; as of December 31, 1995, no such Plan has an Unfunded Current Liability in excess of $8,000,000 individually and with respect to all such Plans in the aggregate, in excess of $16,000,000; no such Plan has an Unfunded Current Liability which either individually or when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, has or could be reasonably expected to have a Material Adverse Effect; no such Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to any Plan currently maintained or contributed to by (or to which there is an obligation to contribute of) any Credit Party or any of its Subsidiaries or any ERISA Affiliate and any Foreign Pension Plan have been timely made; neither the Borrower nor any of its Subsidiaries nor any of their ERISA Affiliates has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29),
4971 or 4975 of the Code, or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any such Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any of their ERISA Affiliates of incurring such a material liability to or on account of any Plan pursuant to the foregoing provisions of ERISA and the Code; as of the Restatement Effective Date, no Plan is a Multiemployer Plan; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability under Section 515 of ERISA with respect to any Multiemployer Plan; neither the Borrower nor any of its Subsidi-aries nor any ERISA Affiliate has incurred or expects to incur any material liability under Sections 4201, 4204 or 4212 of ERISA; to the best knowledge of the Borrower, any of its Subsidiaries or any ERISA Affiliate, no Multiemployer Plan is insolvent or in reorganization nor is any Multiemployer Plan reasonably expected to be in reorganization or terminated; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

        (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

        6.13  Subsidiaries.  Schedule V hereto lists each Subsidiary of the
              ------------
Borrower, and the direct and indirect ownership interest of the Borrower therein, in each case as of the Original Effective Date. As of the Original Effective Date, the corporations listed on Schedule V were the only Subsidiaries of the Borrower.

        6.14  Patents, etc.  The Borrower and each of its Subsidiaries owns or
              -------------
holds a valid license to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses, technology, know-how and formulas and other rights that are necessary for the operation of their respective businesses as presently conducted.

        6.15  Compliance with Statutes; Environmental Matters, etc.  (a)  Each
              -----------------------------------------------------
Credit Party is in compliance, in all material respects, with all applicable material statutes, regulations and orders of, and all applicable material restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws).

        (b) No Credit Party is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing referenced in clause
(a) above.  All material
licenses, permits, registrations or approvals required for the business of any Credit Party, as conducted as of the Restatement Effective Date, under any Environmental Law have been secured or have been timely applied for and each Credit Party is in substantial compliance therewith. No Credit Party is in any material respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which such Credit Party is a party or which would affect the ability of such Credit Party to operate any Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute a material noncompliance, breach of or default thereunder. As of the Restatement Effective Date, there are no material Environ mental Claims pending or, to the best knowledge after due inquiry of the Borrower, threa tened, against the Borrower or any of its Subsidiaries or any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries. There are no facts, circum stances, conditions or occurrences on any such Real Property or, to the best knowledge after due inquiry of the Borrower, on any property adjacent to any such Real Property that could reasonably be expected (i) to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law.

        (c) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries except for quantities used or stored at any such Real Properties in material compliance with all applicable Environmental Laws and required in connection with the normal operation, use and maintenance of such Real Property ("Permitted Materials") or (ii) Released on any such Real Property where such occurrence or event could reasonably be expected to give rise to a material Environmental Claim or to violate any Environmental Law. There are not now and never have been any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries which are not in compliance with all Environmental Laws.

        6.16  Properties.  Each Credit Party has good and legal title to all
              ----------
properties owned by it and valid and subsisting leasehold interests in all properties leased by it, in each case, including all property reflected in the financial statements referred to in Section 6.10(b) (except as sold or otherwise disposed of since the date of the June 30, 1996 financial state ments in the ordinary course of business or as otherwise permitted by this Agreement) free and clear of all Liens, other than Liens permitted by Section 8.02. Schedule II contains a true and complete list of each Real Property owned and each Real Property leased by the Borrower and its Subsidiaries on the Original Effective Date and the type of interest therein held by such Person.

        6.17  Labor Relations; Collective Bargaining Agreements.  (a)  Set forth
              -------------------------------------------------
on Schedule VI hereto is a list and description (including dates of termination) of all Collective

Bargaining Agreements between or applicable to any Credit Party and any union, labor organization or other bargaining agent in respect of the employees of any Credit Party on the Original Effective Date.

        (b) No Credit Party is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or, to the best knowledge of any Credit Party, threatened against it, before the National Labor Relations Board, and no grievance proceeding or arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against any Credit Party or, to the best knowledge of any Credit Party, threatened against it, (ii) no strike, labor dispute, slowdown or stoppage is pending against any Credit Party or, to the best knowledge of any Credit Party, threatened against it and (iii) to the best knowledge of each Credit Party, no union representation question exists with respect to the employees of such Credit Party, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be likely to have a Material Adverse Effect.

        6.18  Indebtedness.  Schedule VII sets forth a true and complete list of
              ------------
(x) all Indebtedness (other than the Original Loans) of the Borrower and each of its Subsidiaries out standing as of June 30, 1996 and which is to remain outstanding after the Restatement Effective Date and after giving effect to the Transaction and (y) all agreements existing on June 30, 1996 and which are to remain outstanding after the Restatement Effective Date and after giving effect to the Transaction pursuant to which the Borrower or any of its Subsidiaries is entitled to incur Indebtedness (whether or not any condition to such incurrence could be met) (collectively, as in effect and outstanding on June 30, 1996 and without giving effect to any extension, renewal or refinancing thereof, the "Permitted Existing Indebtedness"), in each case showing the aggregate principal amount thereof as of June 30, 1996 and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

        6.19  Restrictions on Subsidiaries.  There are no restrictions on the
              ----------------------------
Borrower or any of its Subsidiaries which prohibit or otherwise restrict (i) the transfer of cash or other assets (x) between the Borrower and any of its Subsidiaries or (y) between any Subsidiaries of the Borrower or (ii) the ability of any Credit Party or any of its Subsidiaries to grant security interests to the Banks in their respective assets, other than prohibitions or restrictions existing under or by reason of (a) this Agreement or the other Credit Documents,
(b) applicable law, (c) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (d) purchase money obligations for property acquired in the ordinary course of business, so long as such obligations are permitted under this Agreement, (e) Liens permitted under Section 8.02 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such
                                                             --------
prohibitions or restrictions apply only to the assets subject to such Liens or
(f) the documents or instruments governing the terms of any Permitted Foreign Subsidiary

WC Debt permitted to be incurred pursuant to Section 8.03(h) or Permitted AMETEK Italia Debt permitted to be incurred pursuant to Section 8.03(p) to the extent restricting dividends or other cash distributions by a Foreign Subsidiary or AMETEK Italia, as the case may be, to the Borrower or any other Subsidiary of the Borrower.

        6.20  Transaction.  At the time of consummation of each element of the
              -----------
Transaction, such element shall have been consummated in accordance with the terms of the respective Credit Documents and all applicable laws. At the time of consummation of each element of the Transaction, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities and other third parties required in order to make or consummate such element of the Transaction shall have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto shall have been obtained).

        6.21  Insurance.  Set forth on Schedule III hereto is a true and correct
              ---------
summary of all property, casualty and liability insurance carried by the Borrower and its Subsidiaries on and as of the Original Effective Date.

        6.22  Senior Notes.  This Agreement constitutes the "Credit Agreement"
              ------------
as defined in, and for all purposes of, the Senior Note Documents.

        6.23  Interest Rate Protection Agreements.  Set forth on the Schedule X
              -----------------------------------
hereto is a true, correct and complete summary of all Interest Rate Protection Agreements to which the Borrower or any of its Subsidiaries was a party on and as of the Original Effective Date (such Interest Rate Protection Agreements, the "Existing Interest Rate Protection Agreements").

        SECTION 7.  Affirmative Covenants.  The Borrower hereto covenants and
                    ---------------------
agrees that on the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit are outstanding and the Loans, Unpaid Drawings together with interest, Fees and all other Obligations incurred hereunder are paid in full:

        7.01  Information Covenants.  The Borrower will furnish to each Bank:
              ---------------------

        (a)  Annual Financial Statements.  As soon as available and in any event
             ---------------------------
     within 105 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, together with a summary of sales and profits by operating units prepared consistently with past practices and procedures and in form reasonably satisfactory to the Administrative Agent for such fiscal year, setting forth for such fiscal year, in comparative form, (x) for each of such consolidated financial statements and such summary the corresponding figures for the preceding fiscal year, and (y) for such consolidated financial statements the corresponding figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 7.01(c); all of which shall be (I) in the case of such consolidated financial statements and such summary, certified by the Chief Financial Officer of the Borrower to the effect that such statements and summary fairly present in all material respects the financial condition of the Borrower and its Subsidiaries, or such operating units, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, and (II) in the case of such consolidated financial statements, audited by Ernst & Young (or other independent certified public accountants of recognized national standing acceptable to the Required Banks) whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower together with its Subsidiaries as a going concern, together with a certificate of the accounting firm referred to above stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default (insofar as they relate to accounting or financial matters) which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

        (b)  Quarterly Financial Statements. As soon as available and in any
             ------------------------------
     event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of income and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, together with a summary of sales and profits by operating units prepared consistently with past practices and procedures and in form reasonably satisfactory to the Administrative Agent for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth, in comparative form, (x) for each of such consolidated financial statements and such summary, the corresponding figures for the related periods in the prior fiscal year and (y) for such consolidated financial statements, the corresponding figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 7.01(c) as updated to such quarterly period; all of which shall be in reasonable detail and certified by the Chief Financial Officer or other Senior Financial Officer of the Borrower to the effect that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end audit adjustments.

        (c)  Budgets; etc. (i) As soon as available but in no event later than
             ------------
     50 days after the commencement of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower, for each of the twelve months of such fiscal year, in reasonable detail and setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based and a statement by the Chief Financial Officer or other Senior Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby and (ii) as soon as available but in no event later than 50 days after the commencement of each of the last three quarterly accounting periods in each fiscal year of the Borrower, an update of the respective budget delivered for such fiscal year pursuant to clause (c)(i) in a form relating to such annual budget and reasonably satisfactory to the Administrative Agent, prepared by the Borrower in reasonable detail and certified by the Chief Financial Officer or other Senior Financial Officer of the Borrower.

        (d)  Officer's Certificates. At the time of the delivery of the
             ----------------------
     financial statements provided for in Section 7.01(a) and (b), a certificate of the Borrower signed by its Chief Financial Officer or, in the case of any certificate delivered with financial statements delivered pursuant to
     Section 7.01(b), any other Senior Financial Officer, to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections
     8.01 through 8.06, inclusive and Sections 8.09 through 8.11, inclusive, as at the end of such fiscal quarter or year, as the case may be.

        (e)  Notice of Default or Litigation. Promptly, and in any event within
             -------------------------------
     five Business Days after an Authorized Officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of exis tence thereof and what action the Borrower or its respective Subsidiary proposes to take with respect thereto and (y) the commencement of, or threat of, or any significant development in any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

        (f)  Auditors' Reports.  Promptly upon receipt thereof, a copy of any
             -----------------
     letter submitted to any Credit Party or any Material Subsidiary of the Borrower by its independent accountants with respect to any material weakness as to internal control noted by such independent accountants in connection with any audit made by them of the books of such Credit Party or such Material Subsidiary.

        (g)  Environmental Matters.  Promptly upon, and in any event within 15
             ---------------------
     Business Days after, an Authorized Officer or any environmental compliance officer of the Borrower obtains knowledge thereof, notice of any of the following matters:

              (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries that is or could reasonably be expected to result in a liability in excess of $1,000,000;

              (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or such Subsidiary with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or such Subsidiary or any such Real Property that is or could reasonably be expected to result in a liability in excess of $1,000,000;

              (iii) any condition or occurrence on any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

              (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries.

     All such notices shall describe in reasonable detail the nature of the claim, investiga tion, condition, occurrence or removal or remedial action and the response thereto of the Borrower or such Subsidiary. In addition, the Borrower will provide the Banks with copies of all material written communications between the Borrower or any of its Subsidiaries and any government or governmental agency relating to

     Environmental Laws, all communications between the Borrower or any of its Subsi diaries and any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim, in each case as may reasonably be requested in writing from time to time by the Administrative Agent or the Required Banks.

        (h)  Other Information. (i) Promptly upon transmission thereof, copies
             -----------------
     of any filings and registrations with, and reports to, the SEC by any Credit Party or any of their respective Subsidiaries, copies of all press releases, copies of all financial statements, proxy statements, notices and reports that any Credit Party or any of its Subsidiaries shall send to the holders (or any trustee, agent or other representative therefor) of the Senior Notes or any other Indebtedness of any Credit Party or any of their respective Subsidiaries pursuant to the terms governing such Indebtedness (in each case, to the extent not theretofore delivered to the Banks pursuant to this Agree ment) and copies of all written presentations and reports generally sent to analysts by any Credit Party or any of their respective Subsidiaries, (ii) promptly and in any event within five Business Days following a request from the Administrative Agent or any Bank for same, a copy of the annual and quarterly statements furnished to the Borrower with respect to its Permitted Existing Investments listed as Items 1 and 2 on Schedule IX hereto, and (iii) with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

        7.02  Books, Records and Inspections.  The Borrower will, and will cause
              ------------------------------
each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP (or, in the case of any Foreign Subsidiary, in accordance with local accounting standards) and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit, upon notice to the Chief Financial Officer or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent, any Co-Agent or any Bank to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account and other financial and operating records (including, without limitation, any "letters of material weakness" submitted by independent accountants) of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and be advised as to the same by, the officers and independent accountants of the Borrower or such Subsidiary, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent, any Co-Agent or any Bank may request.

        7.03  Payment of Taxes.  The Borrower will, and will cause each of its
              ----------------
Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien not otherwise permitted under Section 8.02(a) or charge upon any properties of the Borrower or any of its Subsidiaries, provided
                                                                       --------
that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate re serves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP.

        7.04  Corporate Franchises.  The Borrower will, and will cause each of
              --------------------
its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights, franchises, intellectual property and authority to do business, provided that any
                                                    --------
transaction permitted by Section 8.01 will not constitute a breach of this
Section 7.04.

        7.05  Compliance with Statutes, Environmental Laws, etc.  (a)  The
              --------------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable material statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws). The Borrower will promptly pay or cause to be paid all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to any Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Re lease or disposal of Hazardous Materials on any Real Property now or hereafter owned by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Permitted Materials. If required to do so under any applicable Environmental Law, each Credit Party agrees to undertake, and agrees to cause each of its Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with the requirements of all applicable Environmental Laws and in accordance with orders and directives of all governmental authorities; provided that no Credit Party nor any of its Subsidiaries shall be
             --------
required to take any such action where same is being contested by appropriate legal proceedings in good faith by such Credit Party or such Subsidiary.

        (b) At the request of the Administrative Agent or the Required Banks, at any time and from time to time (i) after an Event of Default has occurred and is continuing, (ii) after the Banks receive notice under Section 7.01(g) of any event for which notice is required to be delivered for any such Real Property,
(iii) after the acquisition of any Real Property by the Borrower or any of its Subsidiaries subsequent to the Restatement Effective Date or (iv) if required by law, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property owned, operated or leased by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, indicating the presence or absence of any actual or threatened noncompliance with Environmental Laws and permits required thereunder or pres ence or absence of any Release of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 60 days after any such request therefor made by the Administrative Agent or the Required Banks, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent, the Co-Agents and the Banks and their agents access to such Real Property at all reasonable times and specifically grants the Administrative Agent, the Co-Agents and the Banks an irrevocable nonexclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's sole expense.

        7.06  ERISA.  As soon as possible and, in any event, within 10 days
              -----
after any Credit Party or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the Borrower signed by its Chief Financial Officer or another Senior Financial Officer setting forth details as to such occurrence and the action, if any, which such Credit Party, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Credit Party, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a lien has arisen on the assets of a Credit Party or any of its Subsidiaries or any ERISA Affiliate under ERISA or the Code with respect to a Plan; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pur suant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that any Credit Party, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that any Credit Party or any of its Subsidiaries may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 or ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) which liability could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

At the request of any Bank, the Borrower will deliver to such Bank a complete copy of the Internal Revenue Service Annual Report (Form 5500) of each Plan (other than a Multiemployer Plan) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any notices received by any Credit Party or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan which notice threatens, refers to or pertains to any material liability or any potential material liability of any such party, shall be delivered to the Banks no later than 10 days after the date such notice has been received by such Credit Party or such Subsidiary or such ERISA Affiliate, as applicable.

        7.07  Good Repair.  The Borrower will, and will cause each of its
              -----------
Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted and that from time to time there are made to such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for com panies in similar businesses.

        7.08  End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
              ------------------------------------
financial reporting purposes, cause (i) each of its fiscal years to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

        7.09  Maintenance of Property; Insurance.  The Borrower will, and will
              ----------------------------------
cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice and all applicable laws. At any time that insurance at the levels described in Schedule III is not being maintained by the Borrower and its Subsidiaries, the Borrower will notify the Administrative Agent in writing thereof and, if thereafter notified by the Administrative Agent to do so, the Borrower will obtain insurance at such levels at least equal to those set forth in Schedule III to the extent then generally available or otherwise as are acceptable to the Administrative Agent. The Borrower will furnish on the Original Effective Date and annually thereafter to the Administrative Agent a summary of the insurance carried in respect of the Borrower and its Subsidiaries and their assets together with certificates of insurance and other evidence of such insurance, if any, naming the Administrative Agent as loss payee, as its interests may appear in respect of any casualty loss policies and naming the Administrative Agent, each Co-Agent and each of the Creditors as an additional insured with respect to any liability policy and stating that such insurance shall not be cancelled or materially revised without at least 30 days' prior written notice by the insurer to the Administrative Agent.

        7.10  Performance of Obligations.  The Borrower will, and will cause
              --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performance as could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

        7.11  Use of Proceeds.  All proceeds of the Loans shall be used as
              ---------------
provided in Section 6.05.

        7.12  Ownership of Subsidiaries.  The Borrower will, at all times,
              -------------------------
maintain, directly or indirectly, ownership of 100% of the capital stock of its Subsidiaries, except (i) to the extent 100% of the capital stock of any such Subsidiary is sold, transferred or disposed of in a transaction permitted by
Section 8.01; (ii) any Subsidiary constituting a Permitted Joint Venture; and
(iii) for directors qualifying shares.

        7.13  Foreign Subsidiaries Guaranty.  If following a change in the
              -----------------------------
relevant sections of the Code, the regulations and rules promulgated thereunder and any rulings issued thereunder and at the reasonable request of the Administrative Agent or the Required Banks, counsel for the Borrower acceptable to the Administrative Agent and the Required Banks does not within 30 days after such request deliver a written opinion, in form and substance satisfactory to the Administrative Agent and the Required Banks, with respect to any Foreign Subsidiary that the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent, then in the case of a failure to deliver the opinion described above, such Foreign Subsidiary shall execute and deliver a guaranty (each, a "Foreign Subsidiary Guaranty" and, collectively, the "Foreign Subsidiary Guarantees") of the Obligations of the Borrower under the Credit Documents and the obligations of the Borrower under any Interest Rate Protection Agreements with a Bank or an affiliate of a Bank, with such Foreign Subsidiary Guaranty to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks.

        7.14  Senior Notes Change of Control.  Upon the occurrence of any Change
              ------------------------------
of Control, if an offer to repurchase the Senior Notes is required to be made as a result of such Change of Control, the Borrower will take all actions, including the giving of notices required thereunder and the setting of the date for the repurchases of Senior Notes, as is within its power to insure that the date for payment of the purchase price for all Senior Notes that must be repurchased as a result of such Change of Control is no earlier than the date on which the Loans hereunder become due and payable as a result of such Change of Control.

        SECTION 8.  Negative Covenants.  The Borrower hereby covenants and
                    ------------------
agrees that on the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit are outstanding and the Loans, Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

        8.01  Consolidation, Merger, Sale or Purchase of Assets, etc.  The
              -------------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all, substantially all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

        (a) so long as no Default or Event of Default then exists or would result therefrom, Capital Expenditures may be made by the Borrower and its Subsidiaries in the ordinary course of their respective businesses;

        (b) advances, investments and loans (including Joint Venture Investments in Permitted Joint Ventures) may be made to the extent permitted pursuant to Section 8.05;

        (c)  Dividends may be paid to the extent permitted by Section 8.06;

        (d) the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business and otherwise in compliance with this Agreement so long as such lease does not create Capitalized Lease Obligations except as otherwise permitted by Section 8.03(b);

        (e) each of the Borrower and its Subsidiaries may, in the ordinary course of business and consistent with past practices, sell, lease (as lessor) or otherwise dispose of any of its equipment to the extent that (x) any such sale, lease or disposition shall be in an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (y) any such sale shall be solely for cash or for cash, promissory notes and/or contingent payment obligations of, and/or equity interests in, the transferee or issuer, provided that the sum of (A)
                                                    --------
     the aggregate principal amount of promissory notes outstanding at any time accepted by the Borrower and/or its Subsidiaries from all such sales, leases and dispositions and all sales and dispositions effected pursuant to Sections 8.01(f) and (g), plus (B) the aggregate initial value of all such
                               ----
     contingent payment obligations (as determined in good faith by senior management of the Borrower) received by the Borrower and/or its Subsidiaries from all such sales, leases and dispositions and all sales and dispositions effected pursuant to Sections 8.01(f) and (g), plus (C) the
                                                                 ----
     aggregate initial value of all equity securities (as determined in good faith by senior management of the Borrower) received by the Borrower and/or any of its Subsidiaries from all such sales, leases and dispositions and all sales and dispositions effected pursuant to Sections 8.01(f) and (g), shall not at any time exceed 20% of the Consolidated Net Worth of the Borrower at such time and (z) the aggregate Net Cash Proceeds of all such assets subject to such sales or other dispositions are applied in accordance with Section 4.02(A)(b) to the extent so required;

        (f) the Borrower and its Subsidiaries may sell or otherwise dispose of non-strategic lines of their respective businesses (as so determined in good faith by senior management of the Borrower) (any such sale permitted by this clause (f), a "Permitted Line of Business Sale"), so long as (i) to the extent any such Permitted Line of Business Sale is of the capital stock of any Subsidiary of the Borrower such Permitted Line of Business Sale must be of 100% of such capital stock owned by the Borrower, (ii) any such sale shall be solely for cash, or for cash, promissory notes and/or contingent payment obligations of, and/or equity interests in, the transferee or issuer, provided that the sum of (A) the aggregate initial principal amount
             --------
     of promissory notes accepted by the Borrower and/or its Subsidiaries from all such sales and dispositions and all sales, leases and dispositions effected pursuant to Sections 8.01(e) and (g) plus (B) the aggregate
                                                   ----
     initial value of all such contingent payment obligations (as determined in good faith by senior management of the Borrower) received by the Borrower and/or its Subsidiaries from all such sales and dispositions and all sales, leases and dispositions effected pursuant to Sections 8.01(e) and (g) plus
                                                                           ----
     (C) the aggregate initial value of all equity securities (as determined in good faith by senior management of the Borrower) received by the Borrower and/or any of its Subsidiaries from all such sales and dispositions and all sales, leases and dispositions effected pursuant to Sections 8.01(e) and
     (g), shall not at any time exceed 20% of the Consolidated Net Worth of the Borrower at such time, (iii) the aggregate book value (as determined in good faith by senior management of the Bor rower) of all assets subject to all Permitted Line of Business Sales pursuant to this clause (f) in any fiscal year of the Borrower shall not exceed $40,000,000, (iv) the aggregate Net Cash Proceeds of all such assets subject to such Permitted Line of Business Sales are applied in accordance with Section 4.02(A)(b) to the extent so required, (v) no Default or Event of Default exists (both before and after giving effect to such Permitted Line of Business Sale),
     (vi) the Borrower shall have given the Administrative Agent and the Banks at least 10 Business Days prior written notice of such Permitted Line of Business Sale, (vii) to the extent that the sum of (A) the aggregate book value (as determined in good faith by senior management of the Borrower) of all of the assets subject to such Permitted Line of Business Sale plus (B) the aggregate book value (as determined in good faith by senior
     ----
     management of the Borrower) of all of the assets subject to all other Permitted Line of Business Sales consummated in the same fiscal year as such Permitted Line of Business Sale exceeds $10,000,000, the Borrower in good faith shall believe, based on calculations made by the Borrower on a pro forma basis (the pro forma
                                            --- -----            --- -----
     adjustments made by the Borrower in making the calculations pursuant to this clause (vii) shall be subject to the reasonable satisfaction of the Administrative Agent and the Required Banks) after giving effect to the respective Permitted Line of Business Sale as if such Permitted Line of Business Sale had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower, that the covenants contained in Sections 8.09 through 8.11, inclusive, of this Agreement would have been met for the one-year period ended on the last day of such fiscal quarter, (viii) to the extent that the sum of (A) the aggregate book value (as determined in good faith by senior management of the Borrower) of all of the assets subject to such Permitted Line of Business Sale plus (B) the aggregate book value (as determined in good faith by senior management of the Borrower) of all of the assets subject to all other Permitted Line of Business Sales consummated in the same fiscal year as such Permitted Line of Business Sale exceeds $10,000,000, the Borrower in good faith shall believe, based on calculations made by the Borrower, on a pro forma basis after giving effect
                                             --- -----
     to the respective Permitted Line of Business Sale, that the covenants contained in Sections 8.09 through 8.11, inclusive, will continue to be met for the one-year period following the date of the consummation of the respective Permitted Line of Business Sale and (ix) the Borrower shall have delivered to theAdministrative Agent an officer's certificate executed by a Senior Financial Officer of the Borrower, certifying, to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (viii) and, to the extent that pro forma calculations are required
                                            --- -----
     by the preceding clauses (vii) and (viii), then such certificate shall also contain such pro forma calculations (including, without limitation, any currency exchange calculations required in connection therewith as a result of the incurrence of Competitive Bid Loans or the issuance of Letters of Credit, in each case denominated in an Approved Alternate Currency). The consummation of each Permitted Line of Business Sale shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5.02 and 9;

        (g) the Borrower and its Subsidiaries may, in the ordinary course of business and consistent with past practices, sell or otherwise dispose of any of its Real Property to the extent that (w) any such sale or disposition shall be in an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower),
     (x) any such sale shall be solely for cash, or for cash, promissory notes and/or contingent payment obligations of, and/or equity interests in, the transferee or issuer, provided that the sum of (A) the aggregate initial
                           --------
     principal amount of promissory notes accepted by the Borrower and/or its Subsidiaries from all such sales and dispositions and all sales, leases and dispositions effected pursuant to Sections 8.01(e) and (f) plus (B) the
                                                                ----
     aggregate initial value of all such contingent payment obligations (as determined in good faith by senior management of the Borrower) received by the Borrower and/or its Subsidiaries from all such sales and dispositions and all sales, leases and dispositions effected pursuant to Sections 8.01(e) and (f) plus (C) the aggregate initial value of all equity
                     ----
     securities (as determined in good faith by senior management of the Borrower) received by the Borrower and/or any of its Subsidiaries from all such sales and dispositions and all sales, leases and dispositions effected pursuant to Sections 8.01(e) and (f), shall not at any time exceed 20% of the Consolidated Net Worth of the Borrower at such time, (y) the fair market value of (A) any parcel of Real Property subject to a sale pursuant to this clause (g) (as determined in good faith by senior management of the Borrower) shall not exceed $5,000,000 per sale, and (B) all Real Property subject to sales pursuant to this clause (g) (as determined in good faith by senior management of the Borrower) shall not exceed $25,000,000 in the aggregate for all such sales, and (z) the aggregate Net Cash Proceeds of all such Real Property subject to such sales or other dispositions are applied in accordance with Section 4.02(A)(b) to the extent so required;

         (h) the Borrower and its Subsidiaries may acquire Reinvestment Assets with the proceeds from any Reinvestment Event which are not required to be applied to repay Loans pursuant to Section 4.02(A)(b), (d) or (e);

         (i) the Borrower and its Subsidiaries may acquire (other than on a hostile basis) assets constituting all or substantially all of a business, business unit, division or product line of any Person not already a Subsidiary of the Borrower or capital stock of any such Person (including any such acquisition by way of merger or consolidation) (any such acquisition permitted by this clause (i), a "Permitted Acquisition"), so long as in the case of any such Permitted Acquisition (i) the only consideration paid by the Borrower and its Subsidiaries in respect of such Permitted Acquisition consists of cash, Common Stock permitted to be issued under Section 8.13, Indebtedness secured by Liens permitted by Section 8.02(g), to the extent permitted by Section 8.03(b), unsecured Indebtedness permitted under Section 8.03(p) or 8.03(q) and/or Permitted Earn-Out Debt to the extent permitted by Section 8.03(n), (ii) no Default or Event of Default then exists (both before and after giving effect to such Permitted Acquisition), (iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (iv) such assets are to be employed in, and/or such Person was at the time of such acquisition engaged in, the businesses permitted pursuant to Section 8.08, (v) to the extent that such Permitted Acquisition is of the capital stock of another Person such Permitted Acquisition must be of 100% of such capital stock (except for directors qualifying shares) and all of the provisions of Section 8.04 to the extent applicable shall have been complied with in respect of such Permitted Acquisition, (vi) the Borrower or such Subsidiary is the surviving corporation of any Permitted Acquisition structured as a merger or consolidation, (vii) after giving effect to any Permitted Acquisition, the aggregate amount paid (including for this purpose all cash consideration paid, the face amount of all Indebtedness incurred in connection with such Permitted Acquisition and all cash paid in respect of any Permitted Earn-Out Debt incurred in connection with such Permitted Acquisition but excluding the fair market value of any Common Stock, if any, issued as consideration in connection with such Permitted Acquisition), in connection with such Permitted Acquisition (the "Permitted Acquisition Amount") when added to the sum of (A) the aggregate amount paid (including for this purpose all cash consideration paid and the face amount of all Indebtedness incurred in connection with each such Permitted Acquisition but excluding the fair market value of any Common Stock, if any, issued as consideration in connection with each such Permitted Acquisition) in connection with all other Permitted Acquisitions consum mated in the fiscal year of the Borrower in which such proposed Permitted Acquisition is to be consummated plus (B) the aggregate amount of cash paid
                                      ----
     in the fiscal year of the Borrower in which such proposed Permitted Acquisition is to be consummated, in respect of all Permitted Earn-Out Debt incurred at any time in connection with all other Permitted Acquisitions (such sum, the "Annual Aggregate Permitted Acquisition Amount"), shall not exceed $40,000,000, and (viii) with respect to each Permitted Acquisition,
     (A) the Borrower shall have given the Administrative Agent and the Banks at least 10 Business Days prior written notice of such Permitted Acquisition,
     (B) the Borrower in good faith shall believe, based on calculations made by the Borrower on a pro forma basis (the pro forma adjustments made by the
                       --- -----            --- -----
     Borrower in making the calculations pursuant to this clause (viii)(B) shall be subject to the reasonable satisfaction of the Administrative Agent and the Required Banks) after giving effect to the respective Permitted Acquisition as if such Permitted Acquisition had been consummated on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter of the Borrower, that the covenants contained in Sections 8.09 through 8.11, inclusive, of this Agreement would have been met for the one-year period ended on the last day of such fiscal quarter,
     (C) the Borrower in good faith shall believe, based on calculations made by the Borrower, on a pro forma basis after giving effect to the respective
                        --- -----
     Permitted Acquisition, that the covenants contained in Sections 8.09 through 8.11, inclusive, will continue to be met for the one-year period following the date of the consum mation of the respective Permitted Acquisition and (D) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by a Senior Financial Officer of the Borrower, certifying, to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (viii) and containing the pro forma calculations required by the
                                       --- -----
     preceding clauses (viii)(B) and (viii)(C), including, without limitation, any currency exchange calculations required in connection therewith as a result of the incurrence of Indebtedness permitted under Section 8.03(p) in connection with such Permitted Acquisition or as a result of the incurrence of Competitive Bid Loans or the issuance of Letters of Credit, in each case denominated in an Approved Alternate Currency, provided, that the
                                                    --------
     provisions of the preceding clauses (viii)(B), (viii)(C) and (viii)(D) (to the extent requiring pro forma calculations) shall be applicable only to
                          --- -----
     the extent that the sum of (I) the Permitted Acquisition Amount plus (II)
                                                                     ----
     the Annual Aggregate Permitted Acquisition Amount plus (III) the aggregate
                                                       ----
     fair market value (determined as of the proposed date of consummation of such Permitted Acquisition in good faith by senior management of the Borrower) of any Common Stock issued as consideration in connection with such Permitted Acquisition and all other Permitted Acquisitions consummated in the same fiscal year of the Borrower as such proposed Permitted Acquisition is to be consummated, exceeds $10,000,000. The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5.02 and 9; and

         (j) the Borrower and its Subsidiaries may transfer accounts receivable and related assets pursuant to the Permitted Receivables Securitization Program.


         8.02  Liens.  The Borrower will not, and will not permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:


         (a) inchoate Liens for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP;

         (b) Liens (other than any Lien imposed by ERISA) in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which do not secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such prop erty or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

         (c) Liens, if any, created by or pursuant to this Agreement or the other Credit Documents;

         (d) Liens on the assets of the Borrower and its Subsidiaries created prior to, but that will remain outstanding on and after, the Original Effective Date (after giving effect to the Original Transaction) and listed, and the property subject thereto described on, Schedule VIII hereto, without giving effect to any subsequent exten sions or renewals thereof ("Permitted Liens");

         (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (x) in connection with workers' compensation, unemployment insurance and other types of social security, or
     (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of borrowed money), provided that the aggregate amount of cash and the fair market value
     --------
     of the property encumbered by Liens described in this clause (y) shall not exceed $1,000,000;

         (f) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Borrower or any of its Subsidiaries;

         (g) Liens arising pursuant to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of property or other assets acquired by the Borrower or any of its Subsidiaries after the Original Effective Date, provided that (i) any such Liens attach only to
                              --------
     the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100% of the lesser of the fair market value or the purchase price of the assets being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted by
     Section 8.03(b);

         (h) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances on the property of the Borrower or any of its Subsidiaries arising in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any such Subsidiary;

         (i) Liens on property of the Borrower or any of its Subsidiaries subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 8.03(b), provided, that such Liens only secure the payment of Indebtedness arising
     --------
     under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation and the proceeds thereof do not encumber any other asset of the Borrower or any of its Subsidiaries;

         (j) Liens arising from precautionary UCC (or other similar recording or notice statutes) financing statement filings regarding operating leases permitted pur suant to this Agreement;


         (k) Liens upon equipment and machinery of the Borrower securing Indebtedness to the extent permitted under Section 8.03(m); provided, that
                                                                 --------
     such Liens only encumber equipment and machinery located at the Broome County Facility and do not encumber any other asset of the Borrower or any of its Subsidiaries; and


         (l) Liens on accounts receivable and related assets subject to the Permitted Receivables Securitization Program.


         8.03  Indebtedness.  The Borrower will not, and will not permit any of
               ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness (including, without limitation, off balance sheet debt and receivables financings), except:


         (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;


         (b) Indebtedness evidenced by Capitalized Lease Obligations (including without limitation, such Capitalized Lease Obligations constituting the Permitted Existing Indebtedness described as item 5 of Schedule VII), and other Indebtedness secured by Liens permitted by Section 8.02(g), of the Borrower or any of its Sub sidiaries, so long as (x) the sum of the aggregate principal amount of all such Indebt edness outstanding at such time and the aggregate Capitalized Lease Obligations under all Capital Leases entered into pursuant to this clause (b) outstanding at such time does not exceed $20,000,000 in the aggregate at any time outstanding and
     (y) at the time of the incurrence of any such Indebtedness, such Indebtedness is permitted to be incurred pursuant to the first paragraph of Section 1008 of the Senior Note Indenture;

         (c) (x) Permitted Existing Indebtedness of the Borrower under the Existing Interest Rate Protection Agreements of the Borrower as described as items 7 and 8 on Schedule VII and (y) Indebtedness under any other Permitted Interest Rate Protection Agreement;

         (d) Indebtedness of the Borrower consisting of, without duplication, Non-Facility Letters of Credit (including, without limitation, the Permitted Existing Indebtedness represented by the Existing Letters of Credit which are to remain outstanding in accordance with the terms of the definition thereof) and reimbursement obligations with respect thereto under the Non-Facility Letter of Credit Agreement (and any guaranty of such reimbursement obligations by any Subsidiary Guarantor), including renewals or extensions thereof, so long as the aggregate amount thereof at any time outstanding does not exceed $15,000,000, provided that no Non-Facility
                                              --------
     Letter of Credit nor any agreement (including, without limitation, the Non-Facility Letter of Credit Agreement, any other credit agreement, guaranty, security agreement or other agreement) evidencing the same or relating thereto shall contain any provision which is more restrictive or less favorable to the Borrower than as set forth in the Non-Facility Letter of Credit Agreement and the guaranty relating thereto executed by the Subsidiary Guarantors, in each case as in effect on the Original Effective Date, except (x) to the extent that any such more restrictive or less favorable provision is one that is incorporated therein by reference to this Agreement and arises as a result of an amendment or modification to this Agreement, or (y) any such agreement may contain such more restrictive or less favorable provisions to the extent that any comparable more restrictive or less favorable provisions have been incorporated in this Agreement or in the other Credit Documents after the Restatement Effective Date and to the extent that the benefits of such more restrictive or less favorable provisions so incorporated into this Agreement have not otherwise been incorporated into any such agreement, whether by a cross-default provision or otherwise; provided further that if at any time the
                             -------- -------
     Obligations of the Borrower shall be secured, the obligations of the Borrower under the Non-Facility Letter of Credit Agreement shall be secured by the same collateral on a pari passu basis;
                                 ---- -----


         (e) Indebtedness evidenced by Intercompany Loans to the extent permitted by Section 8.05(f);

         (f)  Indebtedness under any Permitted Currency Agreement;

         (g)  Indebtedness under any Permitted Commodities Agreement;

         (h) Indebtedness representing Permitted Foreign Subsidiary WC Debt (including, without limitation, such Permitted Foreign Subsidiary WC Debt constituting Permitted Existing Indebtedness described as item 3 of
     Schedule VII), provided that (x) the obligors thereunder are Foreign
                    --------
     Subsidiaries (other than AMETEK Italia) and neither the Borrower nor any Domestic Subsidiary of the Borrower is obligated (whether directly or indirectly through a guarantee, keep-well arrangement or otherwise) in respect thereof and (y) the aggregate principal amount thereof at any one time outstanding shall not exceed $15,000,000, provided, however, that the
                                                    --------  -------
     aggregate principal amount thereof at any one time outstanding may exceed $15,000,000 solely by virtue of changes in the exchange rates (and not as a result of the additional incurrence of any new Indebtedness) for the currencies in which any such Permitted Foreign Subsidiary WC Debt is denominated for a period not in excess of one month after any date upon which it is so determined that the aggregate principal amount of Permitted Foreign Subsidiary WC Debt exceeds $15,000,000 as a result solely of such a change in exchange rates;

         (i) Permitted Existing Indebtedness of the Borrower evidenced by the Senior Notes pursuant to the Senior Note Documents, in an aggregate principal amount not to exceed $150,000,000 (as reduced by any repayments of principal thereof) as described as item 4 on Schedule VII;

         (j) Permitted Refinancing Debt of the Borrower the proceeds of which are used to refinance the Senior Notes in accordance with Section 8.12;

         (k) Indebtedness of the Borrower or any of its Subsidiaries arising in connection with the entering into of any take-or-pay contract for supplies, packaging materials or other similar materials entered into in the ordinary course of business, consistent with the practices of the Borrower and its Subsidiaries prior to the Original Effective Date, provided that the
                                                        --------
     aggregate amount payable under any such take-or-pay contract shall not exceed $1,000,000;

         (l) Indebtedness of the Borrower consisting of borrowings against the cash value of the COLI Policies;

         (m) Indebtedness of the Borrower evidenced by the Broome County Loan Documents in an aggregate principal amount not to exceed $2,000,000, but no refinancings or renewals thereof, except to the extent that such refinancing or renewal does not increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal, add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, and all other terms of such refinancing or renewal are no more restrictive or less favorable to the Borrower than previously existing with respect to such Indebtedness;

         (n) Indebtedness of the Borrower or any of its Subsidiaries which constitutes Permitted Earn-Out Debt in amounts not to exceed, and in accordance with, the requirements of Section 8.01(i) and only to the extent that any such Permitted Earn-Out Debt is paid in full within six months after the date upon which such Permitted Earn-Out Debt is determinable;

         (o) Indebtedness of AMETEK Italia evidenced by a bank guaranty denominated in Italian Lira made by a financial institution on behalf of AMETEK Italia for the benefit of such Persons identified by AMETEK Italia as the seller under the Permitted AMETEK Italia Acquisition in connection with the Permitted AMETEK Italia Acquisition, provided that (i) the sole
                                                   --------
     obligor thereunder is AMETEK Italia and neither the Borrower nor any Subsidiary of the Borrower (other than AMETEK Italia) is obligated (whether directly or indirectly through a guarantee, keep-well arrangement or otherwise) in respect thereof, (ii) such Indebtedness shall not contain any provision in the documents governing or evidencing the same which, in the reasonable opinion of the Administrative Agent, would permit a default or event of default to occur under such Indebtedness based upon the occurrence of a Default or Event of Default under this Agreement unless any such Event of Default has resulted in an acceleration under this Agreement, and (iii) the aggregate principal amount thereof at any one time outstanding shall not exceed 30 billion Italian Lira (it being understood and agreed that the incurrence of such Indebtedness shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that the same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5.02 and 9);

         (p) Indebtedness representing Permitted AMETEK Italia Debt (including, without limitation, such Permitted AMETEK Italia Debt constituting Permitted Existing Indebtedness described as items 1 and 2 of Schedule VII) denominated in Dollars, Italian Lira and/or German Deutsche Marks, provided
                                                                        --------
     that (x) the sole obligor thereunder is AMETEK Italia and neither the Borrower nor any Subsidiary of the Borrower (other than AMETEK Italia) is obligated (whether directly or indirectly through a guarantee, keep-well arrangement or otherwise) in respect thereof and (y) the aggregate principal amount thereof at any one time outstanding shall not exceed $20,000,000, provided, however, that the aggregate principal amount thereof
                  --------  -------
     at any one time outstanding may exceed $20,000,000 solely by virtue of changes in the exchange rates (and not as a result of the additional incurrence of any new Indebtedness) for the currencies in which any such Permitted AMETEK Italia Debt is denominated for a period not in excess of one month after any date upon which it is determined that the aggregate principal amount of such Permitted

     AMETEK Italia Debt exceeds $20,000,000 as a result solely of such a change in exchange rates;

         (q) outstandings under the Permitted Receivables Securitization Program to the extent constituting Indebtedness in an aggregate principal amount not to exceed $50,000,000; and

         (r) additional unsecured Indebtedness of the Borrower and its Domestic Subsidiaries not otherwise permitted pursuant to this Section 8.03 not exceeding (for the Borrower and all of its Domestic Subsidiaries) in aggregate principal amount at any one time outstanding $15,000,000.

         8.04  Limitation on the Creation of Subsidiaries.  Notwithstanding
               ------------------------------------------
anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any Subsidiary to, establish, create or acquire after the Restatement Effective Date any Material Subsidiary, except the Borrower or any of its Subsidiaries may create, establish or acquire (x) Permitted Joint Ventures in accordance with Section 8.05 and the definition thereof and (y) a new Material Subsidiary of the Borrower which is a Wholy-Owned Subsidiary of the Borrower, provided, that (i) at least 15 Business Days' prior written notice
          --------
thereof is given to the Administrative Agent and the Banks and (ii) such new Material Subsidiary (to the extent it is a Domestic Subsidiary) executes a counterpart of the Subsidiary Guaranty or (to the extent it is a Foreign Subsidiary) executes a counterpart of the Foreign Subsidiary Guaranty to the extent required by Section 7.13. In addition, each new Material Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Material Subsidiary would have had to deliver if such new Material Subsidiary were a Credit Party on the Restatement Effective Date.

         8.05  Advances, Investments and Loans.  The Borrower will not, and will
               -------------------------------
not permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

         (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents, and Foreign Subsidiaries may invest in Permitted Foreign Investments;

         (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in its ordinary course of business and payable or dischargeable in accordance with its customary trade terms of the Borrower or such Subsidiary, as the case may be;

         (c) loans and advances to employees for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

         (d) the Existing Interest Rate Protection Agreements and any other Permitted Interest Rate Protection Agreement shall be permitted;

         (e) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganiza tion of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising from ordinary business transactions;

         (f) the Borrower may make intercompany loans and advances to its Subsidi aries (other than to the Captive Insurance Subsidiary unless required by applicable law or required to fund its insurance operations), and any Subsidiary of the Borrower may make intercompany loans and advances to any other Subsidiary (other than to the Captive Insurance Subsidiary unless required by applicable law or required to fund its insurance operations) of the Borrower or the Borrower (collectively, "Intercompany Loans"), provided that (i) each such Intercompany Loan shall be evidenced by
             --------
    an Intercompany Note, and (ii) each Intercompany Note evidencing an Intercompany Loan to the Borrower shall contain the subordination provisions contained in Exhibit G;

         (g) the Borrower and its Subsidiaries may acquire and hold the capital stock of Wholly-Owned Subsidiaries, provided that to the extent any such
                                        --------
    Wholly-Owned Subsidiary acquired, created or established by the Borrower or any of its Subsidiaries constitutes a Material Subsidiary, such Wholly-Owned Subsidiary is so acquired, created or established in accordance with Section 8.04;

         (h) Permitted Currency Agreements shall be permitted;

         (i) Permitted Commodities Agreements shall be permitted;

         (j) the Borrower and its Subsidiaries may effect Permitted Acquisitions in accordance with the requirements of Section 8.01(i);

         (k) the Captive Insurance Subsidiary may invest in Permitted Captive Insurance Investments;

         (l) so long as (x) no Default or Event of Default then exists or would result therefrom and (y) any such investment is permitted at such time under the Senior

     Note Indenture, the Borrower and its Subsidiaries may make Joint Venture Investments in Permitted Joint Ventures, provided that the aggregate amount
                                              --------
     of all Joint Venture Investments at any one time outstanding shall not exceed $30,000,000 less the Joint Venture Letter of Credit Outstandings at
                        ----
     such time;

         (m) the Borrower may continue to own and hold Permitted Existing Investments, provided that with respect to the Permitted Existing
                  --------
     Investments listed as Items 1 and 2 on Schedule IX hereto, the Borrower may continue to hold such Permitted Existing Investments only so long as the stated market value (as set forth on the annual or quarterly statements furnished with respect to such Permitted Existing Investments to the Borrower and by the Borrower to the Banks pursuant to Section 7.01(h)(ii)) of such Permitted Existing Investment has not decreased by more than 20% from the stated market value thereof as of the Original Effective Date as set forth on Schedule IX;

         (n) the Borrower may acquire and maintain investments in COLI Policies; and

         (o) the Borrower and its Subsidiaries may make additional advances, invest ments and loans not otherwise permitted pursuant to this Section
     8.05 (other than advances, investments or loans (1) in or to any Permitted Joint Venture, (2) in or to the Captive Insurance Subsidiary or (3) of the type constituting a Permitted Existing Investment), so long as (i) the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs thereof) shall not exceed $7,500,000, and (ii) each such advance, investment or loan is made by the Borrower or such Subsidiary in or to a Person engaged in the type of business described in Section 8.08.

         8.06 Dividends, etc.  The Borrower will not, and will not permit any
              ---------------
Subsidiary to, declare or pay any dividends or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes and the Borrower will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any warrants for or options or stock appreciation rights issued by such Person in respect of any such shares) (all of the foregoing "Dividends"), except that:

         (a) any Subsidiary of the Borrower and any Permitted Joint Venture may pay Dividends (x) to the Borrower or to any Wholly-Owned Subsidiary of the Borrower or (y) to any other investor in such Subsidiary or Permitted Joint Venture to the extent of such investor's proportionate ownership interest in such Subsidiary or Permitted Joint Venture;

         (b) so long as there shall exist no Default or Event of Default (both before and after giving effect thereto), the Borrower may effect Common Stock Repurchases in accordance with applicable law and so long as the Borrower promptly retires any such shares of Common Stock so repurchased;

         (c) the Borrower may pay cash Dividends in any fiscal quarter to the holders of Common Stock if and only if (x) no Default or Event of Default then exists or would result from the payment thereof and (y) the aggregate amount of all cash Dividends proposed to be paid in any such fiscal quarter pursuant to this clause (c), when added to the aggregate amount of all cash Dividends previously paid during the fiscal quarter in which such cash Dividends are proposed to be paid and during the immediately preceding three fiscal quarters, shall not exceed the greater of (1) $10,000,000 or
     (2) 35% of the Consolidated Net Income of the Borrower for the immediately preceding four fiscal quarters of the Borrower as determined from the most recently delivered Section 7.01 Financials; and

         (d) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase or redeem stock appreciation rights issued by the Borrower to its directors, employees and officers pursuant to the Stock Option Plans.

         8.07 Transactions with Affiliates. The Borrower will not, and will not
              ----------------------------
permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and con ditions substantially as favorable (or more favorable) to, the Borrower or such Subsidiary as would be obtainable by, the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, except the following shall not be prohibited: (i) the Transaction, (ii) Dividends permitted by Section 8.06, (iii) Intercompany Loans, (iv) each of the Borrower and any of its Wholly-Owned Subsidiaries may, in the ordinary course of its business, transfer inventory to or among each other, (v) each of the Borrower and any of its Subsidiaries may, in the ordinary course of its business, charge each other for services provided to the other, (vi) the Borrower may grant stock options, stock appreciation rights, restricted stock awards and phantom stock awards to its and its Subsidiaries' directors in the ordinary course of business, and (vii) the Borrower and its Subsidiaries may pay reasonable and customary fees to their directors who are not also officers or employees of the Borrower or any of its Subsidiaries.

         8.08 Changes in Business.  The Borrower will not, and will not permit
              -------------------
any of its Subsidiaries to, engage (directly or indirectly) in any business other than (i) the busi ness in which it is engaged on the Original Effective Date, (ii) reasonable extensions thereof and (iii) any other manufacturing business, including, without limitation, the distribution and/or resale of manufactured products and other reasonable extensions of the manufacturing business.

         8.09 Fixed Charge Coverage Ratio.  The Borrower will not permit the
              ---------------------------
Fixed Charge Coverage Ratio for any Test Period to be less than 1.3:1.0.

         8.10 Leverage Ratio.  The Borrower will not permit the ratio of (i)
              --------------
Consolidated Indebtedness at such time to (ii) Consolidated Capital Funds as of the last day of the fiscal quarter then last ended, to be greater than 0.80:1.0.

         8.11 Consolidated Indebtedness to Consolidated EBITDA.  The Borrower
              ------------------------------------------------
will not permit the ratio of (i) Consolidated Indebtedness at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended, to be greater than 3.0:1.0.

         8.12 Limitation on Voluntary Payments and Modifications of
              -----------------------------------------------------
Indebtedness; Modification of Certificate of Incorporation.  The Borrower will
----------------------------------------------------------
not, and will not permit any of its Subsidiaries to: (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any change of control provision) of or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), any Senior Notes or any Permitted Refinancing Debt, except that so long as no Default or Event of Default then exists or would result therefrom (x) the Senior Notes may be refinanced with the proceeds of Loans hereunder or Permitted Refinancing Debt and any Permitted Refinancing Debt may be refinanced with the proceeds of Loans hereunder or any other Permitted Refinancing Debt and (y) the Senior Notes may otherwise be repurchased, redeemed or retired pursuant to a Permitted Senior Note Repurchase, (ii) amend or modify, or permit the amendment or modification of, any provision of the Senior Note Documents, any Permitted Refinancing Debt or any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto, or (iii) amend, modify or change any provision of its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, except for such amendments to the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries which do not impose any monetary liabilities on the Borrower or any of its Subsidiaries, as the case may be, or grant any put or similar rights to any Person and do not otherwise adversely affect any Bank in its capacity as such.

         8.13 Limitations on Issuance of Capital Stock.  (a)  The Borrower will
              ----------------------------------------
not permit any of its Subsidiaries to directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) except (i) to qualify directors to the extent required by applicable law, (ii) in connection with a Permitted Joint Venture to the extent otherwise permitted by the terms of this Agreement or (iii) to the Borrower or a Wholly-Owned Subsidiary of the Borrower.



         (b) The Borrower will not issue any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) except: (i) to qualify directors if required by applicable law; (ii) issuances of rights or options to purchase shares of Common Stock to directors, officers and employees of the Borrower pursuant to the Stock Option Plans and issuances of rights to purchase shares of Common Stock to shareholders of the Borrower pursuant to the Rights Agreement, in each case so long as no Event of Default will exist under Section 9.09 as a result thereof; and (iii) shares of Common Stock, so long as, after giving effect to such issuance, no Event of Default will exist under Section 9.09 and immediately after such issuance the Borrower complies with Section 4.02(A)(c).

         8.14 Limitation on Restrictions Affecting Subsidiaries.  The Borrower
              -------------------------------------------------
will not, and will not permit any Subsidiary to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of the Borrower or any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to any Credit Party or any Subsidiary thereof, (b) make loans or advances to any Credit Party or any Subsidiary thereof, (c) transfer any of its properties or assets to any Credit Party or any Subsidiary thereof or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under
(i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) to the extent restricting the disposition of any property serving as security therefor, any agreement relating to Indebtedness permitted pursuant to Section 8.03(b) secured by Liens permitted pursuant to Section 8.02(g), (iv) customary provi sions restricting subletting or assignment of any lease governing a leasehold interest of any Credit Party or any of its Subsidiaries, (v) customary restrictions on dispositions of real prop erty interests found in reciprocal easement agreements of any Credit Party or any of its Subsidiaries, (vi) the Senior Note Documents, or (vii) the documents or instruments governing the terms of any Permitted Foreign Subsidiary WC Debt permitted to be incurred pursuant to
Section 8.03(h) or Permitted AMETEK Italia Debt permitted to be incurred pursuant to Section 8.03(p) to the extent restricting the payment of dividends or other cash distributions by a Foreign Subsidiary, or AMETEK Italia, as the case may be, to the Borrower or any other Subsidiary of the Borrower.

         SECTION 9. Events of Default.  Upon the occurrence of any of the
                    -----------------
following specified events (each, an "Event of Default"):

         9.01  Payments.  The Borrower shall (i) default in the payment when due
               --------
of any principal of the Loans or any Unpaid Drawing or (ii) default, and such default shall con tinue for three or more Business Days, in the payment when due of any interest on the Loans or Unpaid Drawings or any Fees or any other amounts owing hereunder or under any other Credit Document; or

         9.02  Representations, etc.  Any representation, warranty or statement
               ---------------------
made by any Credit Party herein or in any other Credit Document or in any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         9.03  Covenants.  The Borrower shall (a) default in the due performance
               ---------
or observance by it of any term, covenant or agreement contained in Sections 7.01(e)(x), 7.08, 7.13 or 8 (other than Sections 8.05, 8.07 or 8.14), or (b)
default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or any Bank; or

         9.04  Default Under Other Agreements.  (a)  The Borrower or any of its
               ------------------------------
Subsidiaries (collectively, the "Designated Parties") shall (i) default in any payment in respect of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided by the instrument or agreement governing such Indebtedness or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness (other than the Obligations) of any Designated Party shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to clause (a)
--------
or (b) of this Section 9.04 unless the outstanding principal amount of any one issue of such Indebtedness exceeds $3,000,000 or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above exceeds $6,000,000 at any one time; or

         9.05  Bankruptcy, etc.  Any Designated Party shall commence a voluntary
               ----------------
case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Designated Party and the petition is not controverted within 10 Business Days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Designated Party; or any Designated Party commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Designated Party; or there is commenced against any Designated Party any such proceeding which remains undismissed for a period of 60 days; or any Designated Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Designated Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Designated Party makes a general assignment for the benefit of creditors; or any Designated Party admits in writing its inability to pay its debts generally as they become due; or any corporate action is taken by any Designated Party for the purpose of effecting any of the foregoing; or

         9.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum funding
               -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, any Designated Party or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or any Designated Party or any ERISA Affiliate has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any event or events described in clause (a) of this Section 9.06, the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability referred to in clause (b) of this Section 9.06, in the opinion of the Required Banks, could reasonably be expected to have a Material Adverse Effect; or

         9.07  Subsidiary Guaranty.  The Subsidiary Guaranty or any provision
               -------------------
thereof shall cease to be in full force and effect, or any Subsidiary Guarantor thereunder or any Person acting on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

         9.08  Judgments.  One or more judgments or decrees shall be entered
               ---------
against the Borrower and/or any of its Subsidiaries involving a liability (not paid or fully covered by a reputable and solvent insurance company) of $5,000,000 or more for all such judgments and decrees, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

         9.09  Change of Control.  A Change of Control shall have occurred;
               -----------------
then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Co-Agent or any Bank or the holder of any Note to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified
                                --------
in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur auto matically without the giving of any such notice): (i) declare the Total Commitment termi nated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Facility Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) apply any cash collateral in a Cash Collateral Account or otherwise, as provided in Section 4.02 or otherwise in the Credit Documents; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, it will pay) to the Administrative Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

         SECTION 10.  Definitions.  As used herein, the following terms shall
                      -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

         "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

         "Absolute Rate Borrowing" shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested that the Banks offer to make Competitive Bid Loans at Absolute Rates.

         "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

         "Affected Company" shall mean with respect to any Reinvestment Event arising from the receipt of Net Insurance Proceeds from a Recovery Event, the Borrower or the Subsidiary of the Borrower which owned the assets which are the subject of such Recovery Event.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of dir ectors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. For purposes of Section 8.07 of this Agreement, so long as American Securities Corporation has any representatives on the Board of Directors of the Borrower or any of its Subsidiaries, American Securities Corporation shall be deemed to be an Affiliate of the Borrower to the extent not otherwise meeting the criteria set forth above in the definition of "Affiliate."

         "Aggregate Outstandings" shall have the meaning provided in Section 4.02(A)(a).

         "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

         "AMETEK Italia" shall mean AMETEK Italia, S.r.l., a corporation organized and existing under the laws of the Republic of Italy.

         "Annual Aggregate Permitted Acquisition Amount" shall have the meaning set forth in Section 8.01(i).

         "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Event, the amount specified in the Reinvestment Notice with respect thereto as the amount of the respective Net Cash Proceeds, Pension Plan Refund or Net Insurance Proceeds, as the case may be, that the Borrower or such Subsidiary of the Borrower intends to use to restore, purchase, construct or otherwise acquire Reinvestment Assets or to fund a replacement Plan pursuant to
Section 4980 of the Code, as the case may be.

         "Applicable Facility Fee Percentage" shall mean, at any time, the margin set forth below opposite the ratio of (i) Consolidated Indebtedness as of the last day of the most recent fiscal year or fiscal quarter in respect of which the Banks shall have received Section 7.01 Financials to (ii) Consolidated EBITDA for the Test Period ending on the last day of such fiscal year or fiscal quarter (it being understood that each Applicable Facility Fee Percentage shall be in effect from the date the respective Section 7.01 Financials are delivered to the Banks until the date the next such Section 7.01 Financials are delivered to the Banks at which time the Applicable Facility Fee Percentage shall be reset in accordance with the foregoing provisions of this definition):




                Applicable
Consolidated Indebtedness/                                 Facility Fee
Consolidated EBITDA Ratio
--------------------------
                    Percentage
                    ----------

Greater than 2.50:1.0                                       0.25%

Greater than 1.75:1.0 but less than
 or equal to 2.50:1.0                                       0.20%

Greater than 1.50:1.0 but less than
 or equal to 1.75:1.0                                     0.1875%

Greater than 1.25:10 but less than
 or equal to 1.50:1.0                                      0.175%

Greater than 1.10:10 but less than
 or equal to 1.25:1.0                                       0.15%

Greater than 0.75:1.0 but less than
 or equal to 1.10:1.0                                      0.125%

Less than or equal to 0.75:1.0                             0.100%

;provided that if any Section 7.01 Financials are not delivered when required
 --------
(the "Late Section 7.01 Financials") and such Late Section 7.01 Financials established that the Applicable Facility Fee Percentage would have been increased to an amount set forth in the table above on the date that such Late
Section 7.01 Financials were required to have been delivered (the

"Required Delivery Date"), then such increased Applicable Facility Fee Percentage shall be deemed to be effective as of such Required Delivery Date, and in the event that the Borrower shall have made any payment of Facility Fees during the period from the Required Delivery Date to the actual date of delivery of such Late Section 7.01 Financials based upon any such lower Applicable Facility Fee Percentage, then the Borrower shall pay in the form of a supplemental Facility Fee payment, an amount which equals the difference between the amount of Facility Fees which would otherwise have been paid determined as if the Late Section 7.01 Financials were delivered on the Required Delivery Date an the amount of such Facility Fees so paid, which supplemental Facility Fee payment shall be due and payable on the date of delivery of the Late Section
7.01 Financials.

         "Applicable Margin" shall mean, at any time, the margin set forth below opposite the ratio of (i) Consolidated Indebtedness as of the last day of the most recent fiscal year or fiscal quarter in respect of which the Banks shall have received Section 7.01 Financials to (ii) Consolidated EBITDA for the Test Period ending on the last day of such fiscal year or fiscal quarter (it being understood that each Applicable Margin shall be in effect from the date the respective Section 7.01 Financials are delivered to the Banks until the date the next such Section 7.01 Financials are delivered to the Banks at which time the Applicable Margin shall be reset in accordance with the foregoing provisions of this definition):

Consolidated Indebtedness/
Applicable
Consolidated EBITDA Ratio
--------------------------
       Margin
      --------

Greater than 2.50:1.0                                       0.75%

Greater than 1.75:1.0 but less than
 or equal to 2.50:1.0                                       0.55%

Greater than 1.50:1.0 but less than
 or equal to 1.75:1.0                                     0.4375%

Greater than 1.25:1.0 but less than
 or equal to 1.50:1.0                                      0.325%

Greater than 1.10:1.0 but less than
 or equal to 1.25:1.0                                      0.225%

Greater than 0.75:1.0 but less than
 or equal to 1.10:1.0                                     0.1875%

Less than or equal to 0.75 to 1.0                                       0.15%

; provided that if any Section 7.01 Financials are not delivered when required
  --------
and such Late Section 7.01 Financials establish that the Applicable Margin would have been increased to an amount set forth in the table above on the Required Delivery Date, then such increased Applicable Margin shall be deemed to be effective as of such Required Delivery Date, and in the event that the Borrower shall have made any interest payment during the period from the Required Delivery Date to the actual date of delivery of such Late Section 7.01 Financials based upon any such lower Applicable Margin, then the Borrower shall pay in the form of a supplemental interest payment, an amount which equals the difference between the amount of interest which would otherwise have been paid determined as if the Late Section 7.01 Financials were delivered on the Required Delivery Date and the amount of such interest so paid, which supplemental interest payment shall be due and payable on the date of delivery of the Late
Section 7.01 Financials.

       "Approved Alternate Currency" shall mean Canadian Dollars, British Pounds Sterling, Italian Lira, German Deutsche Marks, Swiss Francs, French Francs, Belgian Francs, Dutch Guilders, Spanish Pesetas, Danish Krone and Japanese Yen, and, with respect to any Trade Letter of Credit, any other currency other than Dollars which is approved by the Letter of Credit Issuer in respect of such Trade Letter of Credit and the Administrative Agent prior to the issuance of such Trade Letter of Credit.

       "Approved Bank" shall have the meaning set forth in the definition of Cash Equivalents.

       "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding any sale, transfer or other disposition by the Borrower or any of its Subsidiaries of its capital stock or any other securities issued by it) of the Borrower or such Subsidiary (other than (w) Joint Venture Investments made pursuant to Section 8.05(l), (x) sales of investments held pursuant to Section 8.05(a), (c), (d), (f), (h), (i), (k), or (n), (y) any sale, transfer or disposition of inventory and/or excess, worn, outmoded or obsolete equipment in the ordinary course of business of the Borrower or such Subsidiary and (z) any other sale, transfer or disposition of assets generating Net Cash Proceeds from such transaction in an amount which, when added to the Net Cash Proceeds of all other Asset Sales consummated pursuant to this clause (z), does not exceed $2,500,000).

       "Assignment Agreement" shall have the meaning provided in Section
12.04(b).

       "Authorized Officer" shall mean, with respect to any Person, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any executive vice president, any senior vice president, any group vice president, any vice president, treasurer or secretary of such Person.

       "Bank" shall have the meaning provided in the first paragraph of this Agreement, and shall include any Person which becomes a Bank party to this Agreement in accordance with Section 12.04(b).

       "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreim bursed payment under Section 2.02(c) or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or under Section 2.02(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

       "Bankruptcy Code" shall have the meaning provided in Section 9.05.

       "Base Rate" shall mean the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the Prime Lending Rate.

       "Base Rate Loan" shall mean each Revolving Loan bearing interest at the rates provided in Section 1.09(a).

       "Bidder Bank" shall mean each Bank that has notified in writing (and has not withdrawn such notice) the Administrative Agent that it desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

       "Borrower" shall have the meaning provided in the first paragraph of the Agreement.

       "Borrowing" shall mean (i) the incurrence of one Type of Revolving Loan by the Borrower from all of the Banks on a pro rata basis on a given date (or
                                           --- ----
resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant
                                --------
to Section 1.11(b) shall be considered part of any related Borrowing of Eurodollar Loans or (ii) a Competitive Bid Borrowing.

       "Broome County Facility" shall mean the manufacturing facility established by the Borrower in the town of Union, Broome County, New York.

       "Broome County Loan Documents" shall mean all documents, instruments and agreements entered into by the Borrower in connection with its loan from the New York State Urban Development Corporation under the Expansion, Retention and Attraction Assistance Program in connection with the establishment by the Borrower of the Broome County Facility.

       "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank Eurodollar market.

       "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities, including Capitalized Lease Obligations but, in any event, excluding interest capitalized in accordance with GAAP), by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

       "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the consolidated balance sheet of such Person.

       "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower and its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

       "Captive Insurance Subsidiary" shall mean AMETEK (Bermuda) Ltd., a corporation organized and existing under the laws of Bermuda.

       "Cash Collateral Account" shall have the meaning provided in Section 4.02(A)(a).

       "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than five years from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank that is a commercial bank having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such Bank or bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) any fund or funds investing solely in investments of the type described in clauses (i) through (iii) above, (v) shares of money market or mutual or similar funds having assets in excess of $100,000,000 investing solely in debt securities with maturities of less than one year and
(vi) debt securities with a rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, of public companies which
(x) are freely tradeable without restriction on a stock exchange or through a nationally recognized automated quotation system, (y) are purchased and held as current assets and not for investment and (z) have a maturity of not more than five years from the issuance thereof.

       "Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets, the aggregate cash payments in connection therewith (including any cash received by way of deferred payment pursuant to a note receivable issued in connection therewith, other than the portion of such deferred payment constituting interest, and including any amounts received under any noncompete or similar agreement or as disbursement or withdrawals from any escrow or similar account established in connection with any such sale, lease, transfer or other disposition, but, in each such case, only as and when so received).

       "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, 42 U.S.C.
(S) 9601 et seq.
         -- ----

       "Change of Control" shall mean (i) any "change of control" or similar event shall occur under any Senior Note Document or any other agreements governing or evidencing Indebtedness of the Borrower or any of its Subsidiaries (including, without limitation, Permitted Refinancing Debt, if any) or (ii) any Person or group (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall have acquired, directly or indirectly, beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the outstanding Voting Stock of the Borrower.

       "Chase" shall mean The Chase Manhattan Bank, and any successor corporation thereto by merger, consolidation or otherwise.

       "Co-Agent" shall have the meaning provided in the first paragraph of this Agreement.

       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

       "COLI Policy" shall mean a corporate owned life insurance policy held by the Borrower with respect to certain of its employees.

       "Collective Bargaining Agreement" shall have the meaning provided in
Section 5.01(i).

       "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Part A of Schedule I hereto directly below the column entitled "Commitment," as the same may be (x) reduced from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

       "Commodities Agreement" shall mean any forward contract, futures contract, commodity price swap, option contract or similar agreement or arrangement, in each case intended to protect the Persons entering into same from fluctuations in the price of, or shortage of supply of, products or other materials utilized in the businesses permitted by Section 8.08.

       "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Borrower.

       "Common Stock Repurchase" shall mean, collectively, the repurchase of Common Stock by the Borrower pursuant to open market and/or privately negotiated purchases and/or a cash tender offer in accordance with the provisions of
Section 8.06(b).

       "Competitive Bid Borrowing" shall mean a Borrowing of Competitive Bid Loans pursuant to Section 1.04.

       "Competitive Bid Loan" shall have the meaning provided in Section
1.01(b).

       "Consolidated Capital Funds" shall mean, as at any date of determination, the sum of (i) Consolidated Indebtedness outstanding on such date and (ii) the Consolidated Net Worth at such date.

       "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense for such period but only to the extent such Consolidated Interest Expense is payable in cash for such period.

       "Consolidated EBIT" shall mean, for any period, the sum of, without duplication, the amounts for such period of (i) the Consolidated Net Income of the Borrower and its Subsidiaries, (ii) provisions for taxes based on income,
(iii) Consolidated Interest Expense, and (iv) the amount of any increase in the Borrower's LIFO reserve (exclusive of any portion thereof attributable to sales of assets) during such period (and minus any decrease in the Borrower's LIFO reserve (exclusive of any portion thereof attributable to sales of assets) during such period), without giving effect to the amount for such period of gains or losses on sales of assets (excluding sales in the ordinary course of business other than sales of equipment) and other extraordinary or nonrecurring gains or losses, in each case, to the extent included in determining Consolidated Net Income for such period, all as determined on a consolidated basis for the Borrower and its Subsidiaries.

       "Consolidated EBITDA" shall mean, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense, (iii) amortization expense and (iv) other non-cash charges (excluding any non-cash charges recorded in connection with any restructuring of the Borrower or any of its Subsidiaries), in the case of each of clauses (ii)-
(iv) above to the extent deducted in determining Consolidated EBIT for such period, all as determined on a consolidated basis for the Borrower and its Subsidiaries.

       "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) the payment of all cash income taxes, (iii) all cash Dividends paid during such period and (iv) the scheduled principal amount of all amortization payments on all Indebtedness other than Loans (except that Scheduled Commitment Reductions shall be included in determining Consolidated Fixed Charges for such period to the extent any repayment is required by Section 3.03(b) whether or not such repayments are made), and the principal portion of rentals under Capitalized Lease Obligations, all as determined on a consolidated basis for the Borrower and its Subsidiaries.

       "Consolidated Indebtedness" shall mean all Indebtedness of the Borrower and its Subsidiaries required to be accounted for as debt in accordance with GAAP, determined on a consolidated basis, other than Indebtedness evidenced by Intercompany Notes; provided that the aggregate principal or invested amount
                    --------
outstanding under the Permitted Receivables Securitization Program from time to time shall constitute Consolidated Indebtedness for all purposes of this Agreement.

       "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (i.e., costs minus benefits) under Interest
                                    ----
Rate Protection Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense, all as determined on a consolidated basis, in each case net of the total interest income (excluding non-cash interest income on investments issued with original issue discount) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis.

       "Consolidated Net Income" shall mean, for any period, net after tax income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

       "Consolidated Net Worth" shall mean, as at any date of determination, the stockholders' equity of the Borrower (after deducting treasury stock) as determined in accor dance with GAAP and as would be reflected on a consolidated balance sheet of the Borrower prepared as of such date.

       "Contingent Obligations" shall mean as to any Person (i) any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any prop erty constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the pur pose of assuring the owner of any such primary obligation of the ability of the primary obli gor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof and (ii) any Interest Rate Protection Agreement, Currency Agreement and Commodities Agreement; provided, however, that the term Contingent Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

       "Credit Documents" shall mean this Agreement, the Notes and the Subsidiary Guaranty.

       "Credit Event" shall mean the making of a Loan or the issuance of a Letter of Credit.

       "Credit Party" shall mean each of the Borrower and each Subsidiary Guarantor.

       "Creditors" shall have the meaning provided in the Subsidiary Guaranty.

       "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

       "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

       "Deferred Repayment Amount" shall mean, with respect to any Reinvestment Event, the aggregate amount that (i) would have been applied to repay the Loans pursuant to Section 4.02(A)(b), (d) or (e) had not the Borrower delivered a Reinvestment Notice and (ii) is not so applied to repay the Loans as a result of being designated as an Anticipated Reinvestment Amount in such Reinvestment Notice so delivered.

       "Designated Parties shall have the meaning provided in Section 9.04.

       "Dividends" shall have the meaning provided in Section 8.06.

       "Dollars" and the sign "$" shall mean freely transferable lawful money of the United States of America.

       "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorpor ated or organized in the United States or any state or territory thereof (other than AMETEK (FSC) Inc.).

       "Eligible Assignee" shall have the meaning provided in Section 12.04(b).

       "Employee Benefit Plan" shall have the meaning provided in Section
5.01(i).

       "Employment Agreements" shall have the meaning provided in Section
5.01(i).

       "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regu latory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

       "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 7401
                   -- ----
et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water
-- ----                                        -- ----
Act, 42 U.S.C. (S) 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S)
                        -- ----
2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of
     -- ----
1986, 42 U.S.C. (S) 11001 et seq., the Hazardous Material Transportation Act, 49
                          -- ----
U.S.C. (S) 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. (S)
                -- ----
651 et seq.; and any applicable state and local or foreign counterparts or
    -- ----
equivalents.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

       "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

       "Eurodollar Loans" shall mean each Revolving Loan bearing interest at the rates provided in Section 1.09(b).

       "Eurodollar Rate" shall mean with respect to each Interest Period, the offered quotation to first-class banks in the London interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined (or, in the case of a Competitive Bid Loan that is a Spread Borrowing priced by reference to the Eurodollar Rate, the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered rates for deposits in Dollars for the applicable Interest Period (or the period closest to such applicable Interest Period) which appear on Telerate Screen 3740 or 3750) with maturities comparable to the Interest Period to be applicable to such Loan, determined as of 10:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period.

       "Event of Default" shall have the meaning provided in Section 9.

       "Existing Credit Agreement" shall have the meaning provided in the Original Credit Agreement.

       "Existing Interest Rate Protection Agreements" shall have the meaning provided in Section 6.23.

       "Existing Letters of Credit" shall mean all letters of credit issued by PNC prior to the Original Effective Date for the account of the Borrower under the Existing Credit Agreement as set forth as item 6 on Schedule VII hereto and outstanding on the Restatement Effective Date and which are to remain outstanding after the Restatement Effective Date solely as the obligation of PNC.

       "Facility Fee" shall have the meaning provided in Section 3.01(a).

       "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

       "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

       "Final Maturity Date" shall mean August 2, 2001.

       "Fixed Charge Coverage Ratio" for any period shall mean the ratio of (i) Consolidated EBITDA for such period less all Capital Expenditures paid in cash
                                    ----
during such period to (ii) Consolidated Fixed Charges for such period.

       "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or any such Subsidiary residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

       "Foreign Subsidiaries" shall mean each Subsidiary of the Borrower which is not a Domestic Subsidiary.

       "Foreign Subsidiary Guaranty" shall have the meaning provided in Section 7.13.

       "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

       "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contained or contains, electric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law.

       "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the Stated Amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay
                                                            ----
and similar obligations, and (vii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued
--------
expenses, in each case arising in the ordinary course of business.

       "Insurance Proceeds" shall mean, with respect to any Recovery Event, the aggregate cash payments received by the Borrower or any of its Subsidiaries in respect of such Recovery Event (including any cash payments received in respect of any condemnation award or the exercise of any power of eminent domain).

       "Intercompany Loan" shall have the meaning provided in Section 8.05(f).

       "Intercompany Notes" shall mean promissory notes, in the form of Exhibit F hereto, evidencing Intercompany Loans.

       "Interest Period" shall mean (x) with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.10 and
(y) with respect to any Competitive Bid Loan, the period beginning on the date of incurrence thereof and ending on the stated maturity thereof.

       "Interest Rate Basis" shall mean the Eurodollar Rate and/or such other basis for determining an interest rate as the Borrower and the Administrative Agent may agree upon from time to time.

       "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or any other similar agreement or arrangement designed to hedge the risks for a Person with respect to, or otherwise manage, interest rates.

       "Joint Venture Investments" shall mean any investment, capital contribution, advance, loan, or guaranty, or any other investment by the Borrower or any of its Subsidi aries in a joint venture related to any business permitted by Section 8.08.

       "Joint Venture Letter of Credit Outstandings" shall mean at any time the aggregate amount of Letter of Credit Outstandings at such time in respect of Letters of Credit issued on behalf of any Permitted Joint Venture.

       "Late Section 7.01 Financials" shall have the meaning provided in the definition of Applicable Facility Fee Percentage set forth in this Section 10.

       "L/C Facing Fee" shall have the meaning provided in Section 3.01(c).

       "L/C Fee" shall have the meaning provided in Section 3.01(b).

       "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

       "Letter of Credit" shall have the meaning provided in Section 2.01(a).

       "Letter of Credit Issuer" shall mean (x) Chase and (y) with the consent of the Administrative Agent and the Borrower, any other Bank, to the extent such Bank agrees, in its sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit pursuant to Section 2.

       "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit; provided, however, that for purposes of Sections 1.01,
                   --------  -------
2.01(b)(i), 4.02(A)(a) and 4.02(B)(a), and the definitions of "Joint Venture Letter of Credit Outstandings" and "Total Unutilized Commitment," in determining the Letter of Credit Outstandings, the Stated Amount of any outstanding Trade Letter of Credit denominated in an Approved Alternate Currency shall be deemed to be an amount equal to 120% of the maximum available amount to be drawn under such Trade Letter of Credit (regardless of whether any conditions for drawing could then be met).

       "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

       "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute or any lease in the nature thereof).

       "Loan" shall mean each Revolving Loan and each Competitive Bid Loan.

       "Management Agreements" shall have the meaning provided in Section
5.01(i).

       "Margin Stock" shall have the meaning provided in Regulation U.

       "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

       "Material Subsidiary" shall mean any Domestic Subsidiary having gross assets with a fair market value (reasonably determined by senior management of the Borrower in good faith) of at least $3,000,000 and/or Consolidated EBITDA for the last four fiscal quarters of at least $750,000 (for purposes of this definition Consolidated EBITDA shall be calculated for such Subsidiary on a stand-alone basis notwithstanding anything to the contrary contained in the definition thereof or in any other definition used in the calculation thereof); provided, however, that in any event the term Material
                      --------  -------
Subsidiary shall include any Domestic Subsidiary which constitutes a "Significant Subsidiary" under, and as defined in, the Senior Note Indenture regardless of whether the above conditions are satisfied.

       "Maximum Initial Commitment" shall mean the maximum initial commitment to purchase or lend against accounts receivable received by the Borrower in respect of the Permitted Receivables Securitization Program.

       "Minimum Assignment Amount" shall mean, with respect to any assignment by any Bank of its Loans or Commitment hereunder, an amount equal to $5,000,000.

       "Minimum Borrowing Amount" shall mean (i) in the case of Revolving Loans maintained as (x) Base Rate Loans, $1,000,000 and (y) Eurodollar Loans, $5,000,000 and (ii) in the case of Competitive Bid Loans denominated in (x) Dollars, $10,000,000 and (y) Approved Alternate Currencies, the foreign currency equivalent of $2,000,000 as determined in accordance with Section 12.07(d).

       "Moody's" shall mean Moody's Investors Services, Inc.

       "Multiemployer Plan" shall have the meaning provided in Section 6.12(a).

       "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including, without limitation, payment of principal, premium and interest on Indebtedness and other liabilities other than the Loans) and (b) taxes paid or payable as a result thereof over and above the taxes which would otherwise have been payable in the absence of such Asset Sale.

       "Net Equity Issuance Proceeds" shall mean the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received from the sale of equity.

       "Net Insurance Proceeds" shall mean the Insurance Proceeds received by the Borrower and/or its Subsidiaries with respect to any Recovery Event net of reasonable costs and expenses associated therewith (including payment of principal, premium and interest of Indebtedness other than the Loans, required to be, and which is, repaid under the terms thereof as a result of such Recovery Event).

       "New Bank" shall mean each Person listed on Schedule I which is not an Original Bank.

       "Non-Facility Letter of Credit Agreement" shall mean the Credit Agreement, dated August 2, 1995, entered into between PNC Bank, National Association and the Borrower, in connection with the Non-Facility Letters of Credit.

       "Non-Facility Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Non-Facility Letters of Credit and (ii) the aggregate amount of all Non-Facility Unpaid Drawings.

       "Non-Facility Letters of Credit" shall mean (i) each standby letter of credit (other than any Standby Letter of Credit issued pursuant to this Agreement) issued by PNC (including, without limitation, all Existing Letters of Credit) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of insurance obligations, workers compensation, bonding obligations in respect of taxes, licenses and similar requirements or obligations in respect of commodities purchased by the Borrower or any of its Subsidiaries in the ordinary course of their respective businesses and not for speculative purposes (to the extent consistent with the practices of the Borrower and its Subsidiaries prior to the Original Effective Date), in each case of the Borrower or any of its Subsidiaries, and other obligations of the Borrower or any of its Subsidiaries permitted to be incurred under this Agreement and consented to by PNC and (ii) each trade letter of credit (other than Trade Letters of Credit issued pursuant to this Agreement) issued by PNC for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries in support of commercial transactions of the Borrower or any of its Subsidiaries.

       "Non-Facility Unpaid Drawings" shall mean all amounts disbursed by PNC under any Non-Facility Letter of Credit until such amounts are reimbursed.

       "Note" shall have the meaning provided in Section 1.06(a).

       "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

       "Notice of Competitive Bid Borrowing" shall have the meaning provided in
Section 1.04(a).

       "Notice of Conversion" shall have the meaning provided in Section 1.07.

       "Notice Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, New York 10081, or such other office as the Administrative Agent may designate in writing to the Borrower and the Banks from time to time.

       "Notice of Prepayment" shall have the meaning set forth in Section 4.01.

       "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, any Co-Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

       "Original Banks" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

       "Original Credit Agreement" shall have the meaning provided in the recitals of this Agreement.

       "Original Effective Date" shall mean the Effective Date under, and as defined in, the Original Credit Agreement.

       "Original Loans" shall mean the Loans under, and as defined in, the Original Credit Agreement.

       "Original Transaction" shall mean the Transaction under, and as defined in, the Original Credit Agreement.

       "Participating Bank" shall have the meaning set forth in Section 2.02.

       "Payment Office" shall mean the office of the Administrative Agent at One Chase Manhattan Plaza, New York, New York 10081, or such other office as the Administrative Agent may designate in writing to the Borrower and the Banks from time to time.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

       "Pension Plan Refund" shall mean any cash payments (net of reasonable costs associated therewith, including income, excise and other taxes payable thereon) received by the Borrower and/or any of its Subsidiaries from any return of any surplus assets from any single Plan (other than any such refund the cash payment received with respect to which, when added to the cash payments received from all other such refunds from any such Plan in the same fiscal year as such refund, does not exceed $400,000).

       "Percentage" shall mean at any time for each Bank, the percentage obtained by dividing such Bank's Commitment by the Total Commitment, provided
                                                                     --------
that if the Total Commitment has been terminated, the Percentage of each Bank shall be determined by dividing such Bank's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

       "Permitted Acquisition" shall have the meaning set forth in Section 8.01(i).

       "Permitted Acquisition Amount" shall have the meaning set forth in
Section 8.01(i).

       "Permitted AMETEK Italia Acquisition" shall mean the acquisition by AMETEK Italia of a business involving the design, manufacture and/or sale of motors, effected in compliance with the terms and conditions of Section 8.01(i).

       "Permitted AMETEK Italia Debt" shall mean Indebtedness of AMETEK Italia denominated in Dollars, Italian Lira or German Deutsche Marks, the proceeds of which are used to finance working capital requirements of AMETEK Italia and/or to make Capital Expenditures in the ordinary course of its business, provided
                                                                     --------
that (A) no such Indebtedness shall be guaranteed by the Borrower or any of its Subsidiaries, (B) any such Indebtedness shall be non-recourse to the Borrower and its Subsidiaries (other than AMETEK Italia) and (C) no Permitted AMETEK Italia Debt may be incurred or assumed which contains any provision in the documents governing or evidencing the same which, in the reasonable opinion of the Administrative Agent, would permit a default or event of default to occur under such Permitted AMETEK Italia Debt based upon the occurrence of a Default or Event of Default under this Agreement unless any such Event of Default has resulted in an acceleration under this Agreement. It is understood and agreed that the aggregate Dollar amount of Permitted AMETEK Italia Debt outstanding at any time shall be determined at the spot exchange rate for the currency in question at such time of determination. The incurrence of Permitted AMETEK Italia Debt shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5.02 and 9.

       "Permitted Captive Insurance Investments" shall mean any investments currently held by the Captive Insurance Subsidiary and any other investment made by the Captive Insurance Subsidiary in compliance with the applicable laws and regulations governing the Captive Insurance Subsidiary in its capacity as a captive insurance entity.

       "Permitted Commodities Agreement" shall mean any Commodities Agreement entered into in the ordinary course of business by the Borrower and/or any of its Subsidiaries and not for speculative purposes, to the extent consistent with the practices of the Borrower and its Subsidiaries prior to the Original Effective Date.

       "Permitted Currency Agreement" shall mean any Currency Agreement entered into in the ordinary course of business by the Borrower or any Subsidiary of the Borrower and not for speculative purposes, to the extent consistent with the practices of the Borrower and its Subsidiaries prior to the Original Effective Date.

       "Permitted Earn-Out Debt" shall mean Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with a Permitted Acquisition and in accordance with Section 8.01(i), which Indebtedness is not secured by any assets of the Borrower or any of its Subsidiaries (including, without limitation, the assets so acquired) and is only payable by the Borrower and its Subsidiaries in the event certain future performance goals are achieved with respect to the assets acquired; provided that, such Indebtedness shall only constitute
                 --------
Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of the Borrower and its Subsidiaries with respect thereto and all such other terms shall be in form and substance reasonably satisfactory to the Administrative Agent.

       "Permitted Existing Indebtedness" shall have the meaning provided in
Section 6.18.

       "Permitted Existing Indebtedness Agreements" shall have the meaning provided in Section 5.01(i).

       "Permitted Existing Investments" shall mean the investments held by the Borrower and its Subsidiaries as of the Original Effective Date and listed on
Schedule IX hereto, but only to the respective date, if any, set forth on such
Schedule IX for the liquidation of any such Permitted Existing Investment.

       "Permitted Foreign Investments" shall mean, with respect to any Foreign Subsidiary, (i) government obligations of the country of such Foreign Subsidiary's organization, in each case with maturities of not greater than one year and (ii) investments by such Foreign Subsidiary in banks or other financial institutions that are not otherwise provided for in the definition of Cash Equivalents to the extent necessitated by commercial trade requirements or due to a lack of approved bank investment alternatives as individually approved by a Senior Financial Officer of the Borrower, in each case, with maturities of less than six months.

       "Permitted Foreign Subsidiary WC Debt" shall mean Indebtedness of a Foreign Subsidiary (other than AMETEK Italia) the proceeds of which are used to finance working capital requirements of such Foreign Subsidiary, provided that
                                                                 --------
(A) no such Indebtedness shall be guaranteed by the Borrower or any of its Subsidiaries (other than other Foreign Subsidiaries, except for AMETEK Italia),
(B) any such Indebtedness shall be non-recourse to the Borrower and its Subsidiaries (other than other Foreign Subsidiaries, except for AMETEK Italia), and (C) no Permitted Foreign Subsidiary WC Debt may be incurred or assumed which contains any provision in the documents governing or evidencing the same which, in the reasonable opinion of the Administrative Agent, would permit a default or event of default to occur under such Permitted Foreign Subsidiary WC Debt based upon the occurrence of a Default or Event of Default under this Agreement unless any such Event of Default has resulted in an acceleration under this Agreement. It is understood and agreed that the aggregate Dollar amount of Permitted Foreign Subsidiary WC Debt outstanding at any time shall be determined at the spot exchange rate for the currency in question at such time of determination. The incurrence of Permitted Foreign Subsidiary WC Debt shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 5.02 and 9.

       "Permitted Interest Rate Protection Agreements" shall mean any Interest Rate Protection Agreement entered into in the ordinary course of business by the Borrower or any Subsidiary of the Borrower and not for speculative purposes with respect to Indebtedness permitted under Sections 8.03(a), (i) or (j), to the extent consistent with the practices of the Borrower and its Subsidiaries prior to the Original Effective Date.

       "Permitted Joint Venture" shall mean any Person engaged in business of the type described in Section 8.08 of which the Borrower shall own, directly or indirectly, 50% or more, but less than 100%, of the equity and voting interests and another Person (or group of Persons which acts together in relation to such Permitted Joint Venture) owns the remaining equity and voting interests.

       "Permitted Liens" shall have the meaning provided in Section 8.02(d).

       "Permitted Line of Business Sale" shall have the meaning provided in
Section 8.02(f).

       "Permitted Materials" shall have the meaning provided in Section 6.15(c).

       "Permitted Receivables Program Transaction Date" shall mean the date of the initial consummation of the Permitted Receivables Securitization Transaction.

       "Permitted Receivables Securitization Program" shall mean a receivables securitization program pursuant to which the Borrower or any of its Subsidiaries sells or grants a security interest in its accounts receivable or an undivided interest therein, provided that (i) the aggregate principal or invested amount
                  --------
outstanding at any time thereunder shall not exceed $50,000,000 and (ii) the recourse of the purchaser or lender thereunder, as the case may be, for losses resulting from an obligor's failure to pay a receivable due to credit problems is limited to such accounts receivable or an interest therein, and the collections thereof (it being understood and agreed that recourse to the Borrower and its Subsidiaries pursuant to Standard Securitization Undertakings shall be permitted).

       "Permitted Receivables Securitization Transaction" shall mean the consummation of the Permitted Receivables Securitization Program and related transactions in accordance with the requirements of Sections 8.01(j) and 8.03(q) and the component definitions as used therein.

       "Permitted Refinancing Debt" shall mean Indebtedness incurred by the Borrower, the proceeds of which are used to refinance the Senior Notes or previously issued Permitted Refinancing Debt, so long as (i) at the time of incurrence thereof (both before and after giving effect thereto) no Default or Event of Default then exists, (ii) the aggregate principal amount of such Permitted Refinancing Debt does not exceed the aggregate principal amount of Senior Notes or Permitted Refinancing Debt then outstanding, (iii) the interest rate on such Permitted Refinancing Debt is no greater than the interest rate on the Senior Notes or the Permitted Refinancing Debt so refinanced, (iv) the final maturity of such Permitted Refinancing Debt is no earlier than the final maturity of the Senior Notes or the Permitted Refinancing Debt so refinanced,
(v) there shall be no scheduled amortization payments on the Permitted Refinancing Debt prior to March 31, 2004, (vi) no payment or make-whole premium or any other similar fee is paid in connection with the refinancing of the Senior Notes or the Permitted Refinancing Debt so refinanced except the payment of a premium, if any, up to the amount set forth in the Senior Note Documents as in effect on the Original Effective Date, (vii) concurrently with the issuance thereof, all proceeds thereof shall be deposited with the trustee for the payment of all or a portion of the Senior Notes or the Permitted Refinancing Debt so refinanced and (viii) all of the documents evidencing or governing the terms of such Permitted Refinancing Debt are delivered to the Banks prior to the incurrence of the Permitted Refinancing Debt and all of the other terms and conditions thereof, including the covenants, amortization schedules, interest rate, redemption provisions, maturity, defaults and remedies are in form and substance satisfactory to, and approved in writing by, the Administrative Agent and the Required Banks.

       "Permitted Senior Note Repurchase" shall mean the redemption, repurchase or retirement of any Senior Notes or Permitted Refinancing Debt so long as no Default or Event of Default then exists at such time or would result therefrom.

       "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

       "Plan" shall mean any multiemployer or single-employer plan as defined in
Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), any Credit Party or any of its Subsidiaries or any ERISA

Affiliate, and each such plan for the five year period immediately following the latest date on which any Credit Party or any such Subsidiary or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

              "PNC" shall mean PNC Bank, National Association, and any successor corporation thereto by merger, consolidation or otherwise.

              "Prime Lending Rate" shall mean the rate which Chase announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

              "Projections" shall have the meaning provided in Section 6.10(e).

              "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq.
                            -- ----

              "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

              "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any Insurance Proceeds payable by reason of theft, physical destruction or damage or any other similar event (including as a result of any condemnation proceeding or the exercise of the power of eminent domain) with respect to any properties or assets of the Borrower or any of its Subsidiaries.

              "Register" shall have the meaning provided in Section 1.06(d).

              "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

              "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

              "Reinvestment Assets" shall mean, with respect to any Asset Sale or the receipt of any Net Insurance Proceeds from a Recovery Event, assets to be employed in, and/or the capital stock of any Person engaged in, the types of businesses permitted in Section 8.08.

              "Reinvestment Event" shall mean the consummation of any Asset Sale, the receipt of any Pension Plan Refund or the receipt of any Net Insurance Proceeds from a Recovery Event, in each case to the extent the Borrower has delivered, in connection therewith, a Reinvestment Notice as permitted by
Section 4.02(A)(b), (d) or (e), as the case may be.

              "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use (directly or through its Subsidiaries) (i) within a period of not in excess of 12 months all or a specified portion of the Net Cash Proceeds of an Asset Sale or the Net Insurance Proceeds of a Recovery Event, as the case may be, to restore, purchase, construct or otherwise acquire Reinvestment Assets or (ii) within a period of not in excess of 24 months all or a specified portion of any Pension Plan Refund to fund a replacement Plan in accordance with Section 4980 of the Code.

              "Reinvestment Prepayment Amount" shall mean with respect to any Reinvestment Event, the Deferred Repayment Amount relating thereto less, (x) in
                                                                   ----
connection with any Asset Sale or the receipt of any Net Insurance Proceeds any amount expended by the Affected Company prior to the Reinvestment Prepayment Date applicable thereto, in furtherance of the restoration, purchase, construction or other acquisition of Reinvestment Assets or (y) in connection with the receipt of any Pension Plan Refund, any amount expended by the Affected Company prior to the Reinvestment Prepayment Date applicable thereto, in funding a replacement Plan in accordance with Section 4980 of the Code; provided,
                                                                --------
however, in calculating the Reinvestment Prepayment Amount in accordance with
-------
this clause (y), any such amount expended and deducted from the Reinvestment Prepayment Amount in connection with any Reinvestment Event shall not be deducted in calculating the Reinvestment Prepayment Amount in connection with any other Reinvestment Event.

              "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Event, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Banks, shall have delivered a written termination notice to the Borrower, provided that such notice may only
                                            --------
be given while an Event of Default exists, (ii) the date occurring (x) 12 months after such Reinvestment Event to the extent resulting from an Asset Sale or the receipt of Net Insurance Proceeds or (y) 24 months after such Reinvestment Event to the extent resulting from the receipt of any Pension Plan Refund and (iii) the date on which the Affected Company shall have determined not to, or shall have otherwise ceased to, (x) proceed with the restoration, purchase, construction or other acquisition of Reinvestment Assets in connection with such Reinvestment Event to the extent resulting from an Asset Sale or the receipt of Net Insurance Proceeds or (y) proceed with the funding of a replacement Plan in accordance with Section 4980 of the Code in connection with such Reinvestment Event to the extent resulting from the receipt of a Pension Plan Refund.

              "Release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, releasing, pumping, injecting, depositing, dispersing, migrating and the like, into or upon land or water or air, or otherwise entering into the indoor or outdoor environment or into or out of any Real Property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

              "Replaced Bank" shall have the meaning provided in Section 1.14.

              "Replacement Bank" shall have the meaning provided in Section
1.14.

              "Reply Date" shall have the meaning provided in Section 1.04(b).

              "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

              "Required Banks" shall mean Banks whose outstanding Commitments (or, if after the Total Commitment has been terminated, outstanding Loans and an amount equal to their Percentages of Letter of Credit Outstandings, at such time) constitute at least a majority of the Total Commitment (or, if after the Total Commitment has been terminated, the total outstanding Loans and an amount equal to the aggregate Percentages of all Banks of Letter of Credit Outstandings at such time).

              "Required Delivery Date" shall have the meaning provided in the definition of Applicable Facility Fee Percentage set forth in this Section 10.

              "Restatement Effective Date" shall have the meaning provided in
Section 12.10.

              "Revolving Loan" shall have the meaning provided in Section
1.01(a).

              "Rights Agreement" shall mean the Rights Agreement, dated as of July 26, 1989 between the Borrower and The Chase Manhattan Bank, as rights agent thereunder, as amended, modified or supplemented from time to time.

              "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

              "Scheduled Commitment Reduction" shall have the meaning provided in Section 3.03(b).

              "Scheduled Commitment Reduction Date" shall have the meaning provided in Section 3.03(b).

              "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

              "Section 7.01 Financials" shall mean the financial statements delivered, or to be delivered, pursuant to Section 7.01(a) or (b).

              "Senior Financial Officer" of any Person shall mean the Chief Financial Officer and any other senior financial officer of such Person designated as such in writing to the Administrative Agent by the Chief Financial Officer of such Person.

              "Senior Note Documents" shall mean the Senior Notes, the Senior
Note Indenture and all other documents and agreements entered into in connection therewith.

              "Senior Note Indenture" shall mean the Indenture, dated as of March 15, 1994, among the Borrower and Corestates Bank, N.A., as trustee, as in effect on the Effective Date and as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

              "Senior Notes" shall mean the $150,000,000 aggregate principal amount of the Borrower's Senior Notes due 2004, as in effect on the Original Effective Date and as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

              "Shareholders' Agreements" shall have the meaning provided in
Section 5.01(i).

              "Spread" shall mean a percentage per annum in excess of, or less than, an Interest Rate Basis.

              "Spread Borrowing" shall mean a Competitive Bid Borrowing with respect to which the Borrower has requested the Banks to make Competitive Bid Loans at a Spread over or under a specified Interest Rate Basis.

              "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and such other obligations of the Borrower or any of its Subsidiaries in connection with the Permitted Receivables Securitization Program which are customary in an off-balance-sheet accounts receivable transaction.

              "Standby Letter of Credit" shall have the meaning set forth in
Section 2.01(a).

              "Stated Amount" of each letter of credit (including any Letter of Credit issued hereunder) shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met); provided, however, for purposes of Sections 2.01(b)(i) and 2.01(b)(viii) the
--------  -------
Stated Amount of any Trade Letter of Credit denominated in an Approved Alternate Currency shall be an amount equal to 120% of the maximum available amount to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

              "Stock Option Plans" shall mean the 1981 Employees' Non-Qualified Stock Option and Stock Appreciation Rights Plan of AMETEK, Inc., as amended; the 1983 Employees' Incentive Stock Option Plan of AMETEK, Inc., as amended; the 1987 Employees' Stock Incentive Plan of AMETEK, Inc., as amended; the 1991 Stock Incentive Plan of AMETEK, Inc., as amended; and any similar replacement or other plans which provide for stock options, restricted stock awards, stock appreciation rights, phantom stock awards and other similar options, awards and rights established by the Borrower after the Restatement Effective Date.

              "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

              "Subsidiary Guarantor" shall mean each of (i) each Domestic Subsidiary of the Borrower existing on the Restatement Effective Date and
(ii) such other Subsidiaries of the Borrower that become a Subsidiary Guarantor by executing and delivering to the Administrative Agent, a counterpart of a Subsidiary Guaranty.

              "Subsidiary Guaranty" shall have the meaning provided in Section 5.01(g), and shall also include any Foreign Subsidiary Guaranty when executed and delivered in accordance with the terms hereof.

              "Tax Sharing Agreements" shall have the meaning provided in
Section 5.01(i).

              "Taxes" shall have the meaning provided in Section 4.04.

              "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended.

              "Total Commitment" shall mean the sum of the Commitments of each of the Banks.

              "Total Unutilized Commitment" shall mean, at any time, the excess, if any, of (i) the Total Commitment over (ii) the sum of (x) the outstanding principal amount of all Loans plus (y) the Letter of Credit Outstandings, in each case at such time.

              "Trade Letter of Credit" shall have the meaning set forth in
Section 2.01(a).

              "Transaction" shall mean the (i) amendment and restatement of the Original Credit Agreement and related guaranty as provided herein and (ii) the incurrence of Loans and issuance of Letters of Credit, if any, on the Restatement Effective Date.

              "Type" shall mean any type of Revolving Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a
                                                   ----
Eurodollar Loan.

              "UCC" shall mean the Uniform Commercial Code.

              "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Treasury Regulations Section 1.412(c)(2)- 1(c)(1).

              "Unpaid Drawing" shall have the meaning provided in Section
2.04(a).

              "Voting Stock" shall mean the shares of capital stock and any other securities of any Person entitled to vote generally for the election of directors of such Person or any other securities (including, without limitation, rights and options), convertible into, exchangeable into or exercisable for, any of the foregoing (whether or not presently exercisable, convertible or exchangeable).

              "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

              "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

              SECTION 11.  The Administrative Agent, Co-Agents, etc.
                           -----------------------------------------

              11.01  Appointment.  Each Bank hereby irrevocably designates and
                     -----------
appoints Chase as Administrative Agent, and each of Bank of Montreal, Corestates Bank, N.A. and PNC, as a Co-Agent, for such Bank to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes Chase as the Administrative Agent, and Bank of Montreal, Corestates Bank, N.A. and PNC as Co-Agents, for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Co-Agents, as the case may be, by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent and the Co-Agents each agree to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Co-Agents shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or any Co-Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Co-Agents and the Banks, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent and the Co-Agents each shall act solely as agent of the Banks and the Administrative Agent and the Co-Agents each do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

              11.02  Delegation of Duties.  The Administrative Agent and the Co-
                     --------------------
Agents each may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent and the Co-Agents each shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

              11.03  Exculpatory Provisions.  Neither the Administrative Agent
                     ----------------------
nor any Co-Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent and/or any Co-Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Co-Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. Neither the Administrative Agent nor any Co-Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent and/or any Co-Agent to the Banks or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent and/or any Co-Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

              11.04  Reliance by the Administrative Agent, Co-Agents, etc.  The
                     -----------------------------------------------------
Administrative Agent and the Co-Agents each shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent and/or any such Co-Agent.
The Administrative Agent and the Co-Agents each shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Co-Agents each shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

              11.05  Notice of Default.  Neither the Administrative Agent nor
                     -----------------
any Co-Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Bank or the Borrower or any other

Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent or a Co-Agent receives such a notice, it shall give prompt notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks, provided that unless and until the
                                           --------
Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

              11.06  Non-Reliance on Administrative Agent, Co-Agents and Other
                     ---------------------------------------------------------
Banks. Each Bank expressly acknowledges that neither the Administrative Agent
-----
nor any Co-Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent or any Co-Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Co-Agent to any Bank. Each Bank represents to the Administrative Agent and the Co-Agents that it has, independently and without reliance upon the Administrative Agent or any Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Neither the Administrative Agent nor any Co-Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of any Credit Party which may come into the possession of the Administrative Agent or such Co-Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

              11.07  Indemnification.  The Banks agree to indemnify each of the
                     ---------------
Administrative Agent and each Co-Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time (or if the Total Commitment has been terminated and all Loans have been repaid, their respective "percentages" used in determining the Required Banks immediately prior to such termination and repayment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or such Co-Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent or such Co-Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries, provided that no Bank shall be liable to
                                     --------
the Administrative Agent or any Co-Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent or such Co-Agent, as the case may be. If any indemnity furnished to the Administrative Agent or any Co-Agent for any purpose shall, in the opinion of the Administrative Agent or such Co-Agent, be insufficient or become impaired, the Administrative Agent or such Co-Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

              11.08  Individual Capacity.  The Administrative Agent and each Co-
                     -------------------
Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its Subsidiaries as though the Administrative Agent or such Co-Agent were not the Administrative Agent or a Co-Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent and each Co-Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent or a Co-Agent and the terms "Required Banks," "Bank" and "Banks" shall include the Administrative Agent and each Co-Agent in its individual capacity.

              11.09  Resignation; Successors.  The Administrative Agent and/or
                     -----------------------
each Co-Agent may resign as the Administrative Agent or a Co-Agent, as the case may be, upon 20 days' notice to the Banks. To the extent not prohibited by law, the Administrative Agent shall send a copy of any such resignation notice to the Borrower. Upon the resignation of the Administrative Agent (including in its capacity as a Co-Agent), the Required Banks shall appoint from among the Banks a successor Administrative Agent for the Banks subject to prior approval by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. In the event no successor Administrative Agent has been appointed by the end of such 20 day period, the resignation of the Administrative Agent shall become effective and the Required Banks shall perform the duties of the Administrative Agent until a successor Administrative Agent is appointed.

              11.10  Holders.  The Administrative Agent and the Co-Agents each
                     -------
may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange thereof.

              SECTION 12.  Miscellaneous.
                           -------------

              12.01  Payment of Expenses, etc.  The Borrower agrees to:
                     ------------------------
(i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case and any consultants retained by the Administrative Agent) and in connection with the Administrative Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Administrative Agent, each Co-Agent and each Bank, their respective officers, directors, employees, representatives and agents (each, an "indemnified person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, regardless of when any such indemnified matter arises, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Co-Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, any Co-Agent, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans or Letter of Credit hereunder or any other aspect of the Transaction or the consummation of any other transactions contemplated in any Credit Document, (b) any settlement entered into in connection with the foregoing to the extent such settlement has been consented to by the Borrower, which consent shall not be unreasonably withheld or (c) the actual or alleged presence, generation or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, or any Environmental Claim with respect to the Borrower or any of its Subsidiaries or any such Real Property, in each case including, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation, Environmental Claim or any of such Credit Party's acts, omissions, business, operations or Real Property, or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the indemnified person). To the extent that the undertaking to indemnify and hold harmless set forth in this Section 12.01 may be unenforceable because it is violative of any law or public policy as determined by a final judgment of a court of competent jurisdiction, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the liabilities giving rise to claims under the indemnification provisions of this 12.01 which is permissible under applicable law.

              12.02  Right of Setoff.  In addition to any rights now or
                     ---------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Borrower or any of its Subsidiaries to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Bank shall promptly notify the Borrower in writing after exercising any of its rights pursuant to this Section 12.02.

              12.03  Notices.  Except as otherwise expressly provided herein,
                     -------
all notices and other communications provided for hereunder shall be in writing and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to the Borrower, at the address specified opposite its signature below; if to any Bank, at its address specified for such Bank specified on Part B of Schedule I hereto; if to the Administrative Agent, at its Notice Office; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

              12.04  Benefit of Agreement.  (a) This Agreement shall be binding
                     --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or
                                   --------
transfer any of its rights or obligations hereunder (except as expressly provided herein) without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to a Person that is a commercial bank, other financial institution, mutual fund or "Accredited Investor" as such term is defined in Regulation D of the Securities Act of 1933, as amended, provided that in the case of any such
                                        --------
participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.11, 1.12, 2.05, and 4.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and provided further, that no Bank shall transfer,
                               ----------------
grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of an installment on, the application of any prepayment or the method of any application of any prepayment to the amortization of the Loans shall not constitute an extension of the final scheduled maturity date) or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment and that an increase in any Commitment shall be permitted without the consent of any participant if such participant's participation is not increased as a result thereof), or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document (except as expressly provided herein or therein).

              (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its Loans and/or Commitment and its rights and obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks and
(y) any Bank may assign a portion, in an amount equal to at least the Minimum Assignment Amount (or the remaining balance thereof if less) of its Loans and/or Commitment and its rights and obligations hereunder to a Person that is a commercial bank, other financial institution, mutual fund or "Accredited Investor" as such term is defined in Regulation D of the Securities Act of 1933, as amended (each, an "Eligible Assignee"), each of which Eligible Assignees shall be reasonably acceptable to the Administrative Agent and the Borrower and shall become a party to this Agreement as a Bank after the Restatement Effective Date by executing an assignment agreement substantially in the form of Exhibit H hereto, appropriately completed (an "Assignment Agreement") with the assigning Bank, provided that, in each case, (i) at such time Schedule I shall be deemed
      --------
to have been modified to reflect the Commitment of such new Bank and of the existing Banks, (ii) if requested by such new Bank or the assigning Bank, the Borrower shall issue new Notes to such new Bank and to the assigning Bank in conformity with the requirements of Section 1.06 to the extent needed to reflect the revised Commitments, and (iii) the Administrative Agent shall have received at the time of each such assignment from either the assigning or assignee Bank the payment of a nonrefundable assignment fee of $3,000. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Loans and/or Commitment. No Bank may assign all or a portion of its Commitment to an Eligible Assignee not already a Bank hereunder unless each Letter of Credit Issuer shall have consented in writing to such assignment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income taxes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the forms described in Section 4.04(b)(ii). Nothing in this Section 12.04(b) shall prevent or prohibit any Bank from pledging its Loans or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

              (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement or qualify an indenture with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

              (d) Notwithstanding any other provisions of this Section 12.04, any transfer or assignment of the interests or obligations of any Bank hereunder shall be subject to such limitations as may be imposed by the Administrative Agent in its sole discretion.

              12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                     ------------------------------
part of the Administrative Agent, any Co-Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent, any Co-Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, any Co-Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, any Co-Agent or the Banks to any other or further action in any circumstances without notice or demand.

              12.06  Payments Pro Rata.  (a) Except as otherwise provided by
                     -----------------
this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares,
    --- ----                        --- ----
if any, of the Obligations with respect to which such payment was received.

              (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount
                      --------
is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

              12.07  Calculations; Computations.  (a) The financial statements
                     --------------------------
to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks), provided that, except as otherwise specifically
                               --------
provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the 1995 historical financial statements delivered to the Banks pursuant to
Section 6.10(b).

              (b) All computations of interest, Facility Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

              (c) All determinations of the Stated Amount of Letters of Credit and of the principal amount of Unpaid Drawings, in each case to the extent denominated in a currency other than Dollars, shall be made by converting same into Dollars at (x) in the case of a determination of the Borrower's obligation to reimburse in Dollars a drawing under a Letter of Credit denominated in a currency other than Dollars or of each Participating Bank's obligation pursuant to Section 2.02(c) to pay the amount of such Participating Bank's Percentage of an unreimbursed payment in respect of any such Letter of Credit, the spot exchange rate for the currency in question of the respective Letter of Credit Issuer on the date of such drawing or (y) if the provisions of the foregoing clause (x) are not applicable, the spot exchange rate for the currency in question calculated by the Administrative Agent on the last day of the month preceding the month in which any such determination is being made and at such other times as the Administrative Agent elects to make such determination, it being understood that the Administrative Agent shall have no obligation to make any such other determinations.

              (d) All determinations of the principal amount of Competitive Bid Loans denominated in a currency other than Dollars shall be made by converting same into Dollars at the spot exchange rate for the currency in question calculated by the Administrative Agent on the last day of the month preceding the month in which any such determination is being made and at such other times as the Administrative Agent elects to make such determination, it being understood that the Administrative Agent shall have no obligation to make any such other determinations.

              12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; TRIAL BY
                     ----------------------------------------------------------
JURY. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND
----
OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT

ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE BORROWER. IF FOR ANY REASON THE BORROWER CEASES TO MAINTAIN AN OFFICE IN NEW YORK CITY, THE BORROWER AGREES TO DESIGNATE, APPOINT AND EMPOWER A DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

              (B) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER AND EACH BANK IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT OF ANY MATTER

ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

              12.09  Counterparts.  This Agreement may be executed in any number
                     ------------
of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

              12.10  Effectiveness.  (a) This Agreement shall become effective
                     -------------
on the date (the "Restatement Effective Date") on which (i) each of the Borrower, the Administrative Agent, each Co-Agent, each Original Bank and each New Bank shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 5, 6 and 12.10(b) are met to the satisfaction of the Administrative Agent, the Co-Agents and the Required Banks (determined immediately after the occurrence of the Restatement Effective
Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 5 and 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5 or 6). The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

              (b) On the Restatement Effective Date, each New Bank and each Original Bank shall have delivered to the Administrative Agent for the account of the Borrower an amount equal to the Loans to be made by such Bank on the Restatement Effective Date. Notwithstanding anything to the contrary contained in this Section 12.10(b), in satisfying the foregoing condition, unless the Administrative Agent shall have been notified by any Bank prior to the occurrence of the Restatement Effective Date that such Bank does not intend to make available to the Administrative Agent such Bank's Loans required to be made by it on such date, then the Administrative Agent may, in reliance on such assumption, make available to the Borrower the corresponding amounts in accordance with the provisions of Section 1.05 of this Agreement, and the making available by the Administrative Agent of such amounts shall satisfy the condition contained in this Section 12.10(b). Promptly following the Restatement Effective Date, each Original Bank shall surrender to the

Administrative Agent for cancellation the promissory notes issued to it in respect of its Original Loan pursuant to the Original Credit Agreement.

              12.11  Headings Descriptive.  The headings of the several sections
                     --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

              12.12  Amendment or Waiver.  (a) Neither this Agreement nor any
                     -------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, provided that no
                                                             --------
such change, waiver, discharge or termination shall, without the consent of each Bank affected thereby, (i) extend the final scheduled maturity of any Unpaid Drawing, Loan or Note (it being understood that any waiver of an installment on, the application of any prepayment or the method of application of any prepayment to the amortization of the Loans shall not constitute an extension of the final scheduled maturity date), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or Fees, or reduce the amount thereof, (ii) amend, modify or waive any provision of Section 3.03(b), (iii) amend, modify or waive any provision of this Section, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as an extension of Loans, Letters of Credit and Commitments are included on the Restatement Effective Date), or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Credit Document (except as expressly provided herein or therein); provided further, that no such change, waiver, discharge or termination shall
----------------
(w) increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (x) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or (y) without the consent of the Administrative Agent or the Co-Agents, respectively, amend, modify or waive any provision of Section 11 as same applies to such Administrative Agent or Co-Agent, as the case may be, or any other provision as same relates to the rights or obligations of such Administrative Agent or Co-Agent, as the case may be.

              (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (iv), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.14 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

              (c) Notwithstanding anything to the contrary contained above in this Section 12.12, the Administrative Agent may enter into amendments to the Subsidiary Guaranty for the purpose of adding Subsidiaries of the Borrower to the Subsidiary Guaranty without the consent of the Required Banks.

              12.13  Survival.  All indemnities set forth herein including,
                     --------
without limitation, in Section 1.11, 1.12, 2.05, 2.06, 4.04, 11.07 or 12.01
shall survive the execution and delivery of this Agreement and the making and repayment of the Loans and the satisfaction of all other Obligations.

              12.14  Domicile of Loans.  Each Bank may transfer and carry its
                     -----------------
Loans or participations at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be
                                      --------
responsible for costs arising under Section 1.11, 1.12, 2.05, or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.13) to the extent such costs would not otherwise be applicable to such Bank prior to such transfer.

              12.15  Confidentiality.  (a) Subject to the provisions of clause
                     ---------------
(b) of this Section 12.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower in writing as confidential, provided that any Bank may disclose any such information (a) as has become
--------
generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such

Bank, (e) to the Administrative Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated or actual transfer or participation of any of the Notes or Commitment or any interest therein by such Bank, provided that such prospective transferee or participant executes an
           --------
agreement with such Bank containing provisions substantially the same as to those contained in this Section.

              (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this
Section 12.15 to the same extent as such Bank.

              12.16  Addition of New Banks.  On and as of the occurrence of the
                     ---------------------
Restatement Effective Date in accordance with Section 12.10, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

              IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.



Address:                          AMETEK, INC.

Station Square
Paoli, Pennsylvania  19301
Telephone No.: 610-647-2121       By/s/ Deirdre D. Saunders
Telecopier No.: 610-647-0211        -----------------------------
Attention: Chief Financial          Title: Treasurer
            Officer



                                  THE CHASE MANHATTAN BANK,
                                    Individually and as the Administrative Agent



                                  By/s/ Carol A. Ulmer
                                    ------------------------------
                                    Title: Vice President



                                  BANK OF MONTREAL,
                                    Individually and as a Co-Agent



                                  By/s/ Kanu Modi
                                    ------------------------------
                                    Title: Director



                                  CORESTATES BANK, N.A.,
                                    Individually and as a Co-Agent



                                  By/s/ Robert Cordell
                                    -------------------------------
                                    Title: Vice President

                                  PNC BANK, NATIONAL ASSOCIATION,
                                    Individually and as a Co-Agent



                                  By/s/ Vicky Ziff
                                    --------------------------------
                                    Title: Vice President



                                  BANK OF AMERICA ILLINOIS



                                  By/s/ Brock T. Harris
                                    --------------------------------
                                    Title: Vice President



                                  THE FIRST NATIONAL BANK OF CHICAGO



                                  By/s/ John W. Fisher III
                                    ---------------------------------
                                    Title: As Authorized Agent



                                  MELLON BANK, N.A.



                                  By/s/ Gilbert Mateer
                                    ----------------------------------
                                    Title: Vice President



                                  ABN AMRO BANK N.V. NEW YORK BRANCH



                                  By/s/ Frances O. Logan
                                    ----------------------------------
                                    Title: Vice President



                                  By/s/ Thomas T. Rogers
                                    ----------------------------------
                                    Title: Assistant Vice President

                                  COMMERZBANK AG, NEW YORK AND/OR
                                    GRAND CAYMAN BRANCH



                                  By/s/ J. Schmieding      A. Campbell
                                    -----------------------------------------
                                    Title: Vice President  Assistant Cashier



                                  SOCIETE GENERALE



                                  By/s/ Gordon Saint-Denis
                                    -----------------------------------------
                                    Title: Vice President



                                  THE YASUDA TRUST AND BANKING CO., LTD.
                                    NY BRANCH



                                  By/s/ Patrick Owens
                                    -----------------------------------------
                                    Title: First Vice President



                                  CARIPLO-CASSA DI RISPARMIO DELLE
                                    PROVINCIE LOMBARDE S.P.A.



                                  By/s/ Anthony F. Giobbi
                                    -----------------------------------------
                                    Title: Vice President



                                  By/s/ Renato Bassi
                                    -----------------------------------------
                                    Title: First Vice President